                                                                     EXHIBIT 2

================================================================================








                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            ESC MEDICAL SYSTEMS LTD.,

                          ENERGY SYSTEMS HOLDINGS INC.

                                       AND

                                 COHERENT, INC.

                          DATED AS OF FEBRUARY 25, 2001










================================================================================

                   INDEX OF EXHIBITS AND DISCLOSURE SCHEDULES


         Exhibit           Description
         -------           -----------
         Exhibit A         Bill of Sale
         Exhibit B         Assignment of Leases
         Exhibit C         Intellectual Property Assignment
         Exhibit D         Instrument of Assumption
         Exhibit E         Form of Note
         Exhibit G         Supply Agreement
         Exhibit H         Fiber Supply Agreement
         Exhibit I         Registration Rights Agreement
         Exhibit J         Santa Clara Sublease Agreement
         Exhibit K         Transition Services
         Exhibit L         Financing Letters
         Exhibit N         Severance Terms

         Disclosure Schedules
         --------------------
Schedule 1.1(a)(i)            Schedule 3.13(b)
Schedule 1.1(a)(iv)           Schedule 3.13(c)
Schedule 1.1(a)(vi)           Schedule 3.14(c)
Schedule 1.1(a)(ix)           Schedule 3.15(a)
Schedule 1.1(c)(vii)          Schedule 3.15(e)
Schedule 1.1(c)(xii)          Schedule 3.16
Schedule 1.1(c)(xiii)         Schedule 3.17
Schedule 1.1(c)(xiv)          Schedule 3.18
Schedule 1.1(c)(xvi)          Schedule 3.19(a)
Schedule 1.1(r)               Schedule 3.19(b)
Schedule 1.2(a)(i)            Schedule 3.20(a)
Schedule 1.6(c)               Schedule 3.20(b)
Schedule 1.6(d)               Schedule 3.20(c)
Schedule 1.7(d)               Schedule 4.3(a)
Schedule 2.3(e)               Schedule 4.8
Schedule 3.1                  Schedule 4.9
Schedule 3.3(a)               Schedule 4.10
Schedule 3.3(b)               Schedule 4.11
Schedule 3.4                  Schedule 5.1
Schedule 3.5                  Schedule 5.9
Schedule 3.6                  Schedule 5.14(a)
Schedule 3.6(a)(v)            Schedule 6.3(d)
Schedule 3.6(c)               Schedule 9.7(e)
Schedule 3.7(a)
Schedule 3.7(b)
Schedule 3.8(a)
Schedule 3.8(b)
Schedule 3.8(e)
Schedule 3.9(a)
Schedule 3.9(b)
Schedule 3.10(a)
Schedule 3.10(b)
Schedule 3.11
Schedule 3.11(c)
Schedule 3.12
Schedule 3.13(a)

                                TABLE OF CONTENTS
                                                                                                       PAGE

ARTICLE I TRANSFER OF ASSETS AND LIABILITIES..............................................................1
    SECTION 1.1    ASSETS TO BE SOLD; ASSUMPTION OF LIABILITIES; TRANSFER OF NON-U.S. ASSETS..............1
    SECTION 1.2    PURCHASE PRICE.........................................................................6
    SECTION 1.3    CLOSING................................................................................6
    SECTION 1.4    DELIVERIES BY SELLER...................................................................7
    SECTION 1.5    DELIVERIES BY BUYER GROUP..............................................................8
    SECTION 1.6    PREPARATION OF FINAL STATEMENT.........................................................8
    SECTION 1.7    EARN-OUT PAYMENT CALCULATION..........................................................10
    SECTION 1.8    POST-CLOSING PURCHASE PRICE ADJUSTMENT................................................12
    SECTION 1.9    INTERCOMPANY LIABILITIES..............................................................12

ARTICLE II RELATED MATTERS...............................................................................13
    SECTION 2.1    BOOKS AND RECORDS OF SELLER...........................................................13
    SECTION 2.2    MAIL HANDLING.........................................................................13
    SECTION 2.3    EMPLOYEES AND EMPLOYEE BENEFITS.......................................................13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................15
    SECTION 3.1    ORGANIZATION..........................................................................15
    SECTION 3.2    AUTHORIZATION.........................................................................16
    SECTION 3.3    CONSENTS AND APPROVALS; NO VIOLATIONS.................................................16
    SECTION 3.4    FINANCIAL STATEMENTS..................................................................16
    SECTION 3.5    ABSENCE OF UNDISCLOSED LIABILITIES....................................................17
    SECTION 3.6    ABSENCE OF CERTAIN CHANGES............................................................17
    SECTION 3.7    INTELLECTUAL PROPERTY.................................................................18
    SECTION 3.8    TITLE, OWNERSHIP AND RELATED MATTERS..................................................20
    SECTION 3.9    LITIGATION; PRODUCT LIABILITY.........................................................21
    SECTION 3.10   COMPLIANCE WITH APPLICABLE LAW........................................................21
    SECTION 3.11   CERTAIN CONTRACTS AND ARRANGEMENTS....................................................22
    SECTION 3.12   TAXES.................................................................................23
    SECTION 3.13   EMPLOYEE BENEFIT PLANS; ERISA; EMPLOYEES..............................................24
    SECTION 3.14   ENVIRONMENTAL MATTERS.................................................................25
    SECTION 3.15   INSURANCE.............................................................................26
    SECTION 3.16   LABOR MATTERS.........................................................................27
    SECTION 3.17   SUPPLIERS.............................................................................27
    SECTION 3.18   CUSTOMERS.............................................................................27
    SECTION 3.19   ASSETS, LICENSES AND PERMITS NECESSARY TO THE BUSINESS; EQUIPMENT.....................28
    SECTION 3.20   TRANSACTIONS WITH AFFILIATES..........................................................28
    SECTION 3.21   CERTAIN FEES..........................................................................28


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER GROUP.................................................28
    SECTION 4.1    ORGANIZATION..........................................................................28
    SECTION 4.2    AUTHORIZATION.........................................................................29
    SECTION 4.3    CONSENTS AND APPROVALS; NO VIOLATIONS.................................................29
    SECTION 4.4    FINANCING.............................................................................29
    SECTION 4.5    SEC REPORTS...........................................................................30
    SECTION 4.6    ISSUANCE OF PARENT STOCK..............................................................30
    SECTION 4.7    CERTAIN FEES..........................................................................30
    SECTION 4.8    ABSENCE OF UNDISCLOSED LIABILITIES....................................................31
    SECTION 4.9    ABSENCE OF CERTAIN CHANGES............................................................31
    SECTION 4.10   LITIGATION............................................................................31
    SECTION 4.11   INTELLECTUAL PROPERTY.................................................................31

ARTICLE V COVENANTS......................................................................................32
    SECTION 5.1    CONDUCT OF THE BUSINESS...............................................................32
    SECTION 5.2    ACCESS TO INFORMATION.................................................................33
    SECTION 5.3    CONSENTS AND APPROVALS................................................................34
    SECTION 5.4    REASONABLE EFFORTS....................................................................34
    SECTION 5.5    PUBLIC ANNOUNCEMENTS..................................................................35
    SECTION 5.6    SUPPLEMENTAL DISCLOSURE...............................................................35
    SECTION 5.7    TRANSFERS NOT EFFECTED AS OF CLOSING..................................................35
    SECTION 5.8    RETENTION.............................................................................35
    SECTION 5.9    PROHIBITION ON SOLICITATION AND HIRING................................................36
    SECTION 5.10   NO NEGOTIATION........................................................................36
    SECTION 5.11   CONFIDENTIALITY.......................................................................36
    SECTION 5.12   NON-COMPETITION.......................................................................37
    SECTION 5.13   BOARD REPRESENTATION..................................................................38
    SECTION 5.14   INTELLECTUAL PROPERTY LICENSES........................................................38
    SECTION 5.15   SANTA CLARA AND OTHER SUBLEASES.......................................................40
    SECTION 5.16   INSURANCE CLAIMS......................................................................41
    SECTION 5.17   FURTHER ACTIONS.......................................................................41
    SECTION 5.18   RESTRICTIONS ON TRANSFER; STANDSTILL..................................................42
    SECTION 5.19   ACQUISITION OF THE NOTE AND PARENT STOCK FOR INVESTMENT; ABILITY TO EVALUATE AND
                   BEAR RISK; RESTRICTIONS ON TRANSFER...................................................43
    SECTION 5.20   INTENTIONALLY OMITTED.................................................................44
    SECTION 5.21   NON-CONTROLLED AFFILIATES.............................................................44
    SECTION 5.22   CONDUCT BY BUYER GROUP................................................................44
    SECTION 5.23   COOPERATION IN LITIGATION.............................................................44
    SECTION 5.24   COOPERATION IN TRANSITION.............................................................44
    SECTION 5.25   NOTIFICATION AND OTHER REQUIREMENTS...................................................45

ARTICLE VI CONDITIONS TO OBLIGATIONS OF THE PARTIES......................................................45
    SECTION 6.1    CONDITIONS TO EACH PARTY'S OBLIGATIONS................................................45


    SECTION 6.2    CONDITIONS TO OBLIGATIONS OF SELLER...................................................45
    SECTION 6.3    CONDITIONS TO OBLIGATIONS OF BUYER GROUP..............................................46

ARTICLE VII SURVIVAL OF REPRESENTATIONS; INDEMNIFICATIONS................................................47
    SECTION 7.1    SURVIVAL OF REPRESENTATIONS...........................................................47
    SECTION 7.2    SELLER'S AGREEMENT TO INDEMNIFY.......................................................47
    SECTION 7.3    BUYER GROUP'S AGREEMENT TO INDEMNIFY..................................................48
    SECTION 7.4    THIRD PARTY INDEMNIFICATION...........................................................49
    SECTION 7.5    EXCLUSIVE REMEDY; SEPARATE REMEDIES...................................................49
    SECTION 7.6    TRANSFER TAXES; ALLOCATION OF PURCHASE PRICE..........................................50

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...........................................................51
    SECTION 8.1    TERMINATION OF AGREEMENT..............................................................51
    SECTION 8.2    PROCEDURE FOR AND EFFECT OF TERMINATION...............................................51
    SECTION 8.3    AMENDMENT, EXTENSION AND WAIVER.......................................................52
    SECTION 8.4    BUYER TERMINATION FEE.................................................................52

ARTICLE IX MISCELLANEOUS.................................................................................52
    SECTION 9.1    FEES AND EXPENSES.....................................................................52
    SECTION 9.2    FURTHER ASSURANCES; GUARANTEE.........................................................52
    SECTION 9.3    NOTICES...............................................................................53
    SECTION 9.4    SEVERABILITY..........................................................................54
    SECTION 9.5    BINDING EFFECT; ASSIGNMENT............................................................54
    SECTION 9.6    NO THIRD PARTY BENEFICIARIES..........................................................54
    SECTION 9.7    DEFINITIONS AND INTERPRETATION........................................................54
    SECTION 9.8    JURISDICTION AND CONSENT TO SERVICE...................................................55
    SECTION 9.9    ENTIRE AGREEMENT......................................................................55
    SECTION 9.10   DESCRIPTIVE HEADINGS..................................................................55
    SECTION 9.11   GOVERNING LAW.........................................................................56
    SECTION 9.12   COUNTERPARTS..........................................................................56
    SECTION 9.13   SPECIFIC PERFORMANCE..................................................................56

                                    EXHIBITS


         Exhibit A      Bill of Sale
         Exhibit B      Assignment of Leases
         Exhibit C      Intellectual Property Assignment
         Exhibit D      Instrument of Assumption
         Exhibit E      Form of Note
         Exhibit G      Supply Agreement
         Exhibit H      Fiber Supply Agreement
         Exhibit I      Registration Rights Agreement
         Exhibit J      Santa Clara Sublease Agreement
         Exhibit K      Transition Services
         Exhibit L      Financing Letters
         Exhibit N      Severance Terms

                                    SCHEDULES


Schedule 1.1(a)(i)          Contracts
Schedule 1.1(a)(iv)         Transferred Intellectual Property
Schedule 1.1(a)(vi)         Leased Real Property
Schedule 1.1(a)(ix)         Permits Related to the Business
Schedule 1.1(c)(vii)        Excluded Intellectual Property
Schedule 1.1(c)(xii)        Permits Related to the Retained Business
Schedule 1.1(c)(xiii)       Excluded Assets from Star Agreement
Schedule 1.1(c)(xiv)        Retained Causes of Action
Schedule 1.1(c)(xvi)        Excluded Assets
Schedule 1.1(r)             Excluded Liabilities
Schedule 1.2(a)(i)          Bank Accounts
Schedule 1.6(c)             Net Tangible Book Value of the Business Definition Exception
Schedule 1.6(d)             Final Statement Amount
Schedule 1.7(d)             Dispute Resolution Procedure
Schedule 2.3(e)             Loans to Certain Employees
Schedule 3.1                United States Subsidiaries of Seller
Schedule 3.3(a)             Required Governmental approvals or Consents
Schedule 3.3(b)             No Violations
Schedule 3.4                Financial Statements
Schedule 3.5                Absence of Undisclosed Seller Liabilities
Schedule 3.6                Absence of Certain Changes
Schedule 3.6(a)(v)          Compensation Increases
Schedule 3.6(c)             Other Claims
Schedule 3.7(a)             Transferred Intellectual Property
Schedule 3.7(b)             Other Items Regarding Transferred Intellectual Property
Schedule 3.8(a)             Permitted Encumbrances
Schedule 3.8(b)             Exceptions to Leased Real Property
Schedule 3.8(e)             Assets Subject to Liens
Schedule 3.9(a)             Litigation
Schedule 3.9(b)             Product Liability; Non-Uniform Warranties
Schedule 3.10(a)            Material Non-Compliance with Laws
Schedule 3.10(b)            Missing Governmental Licenses
Schedule 3.11               Certain Contracts and Arrangements
Schedule 3.11(c)            Estimate of Costs Upon Termination of Distribution Agreements
Schedule 3.12               Material Tax Elections and Other Tax Items
Schedule 3.13(a)            Seller Benefit and Compensation Plans
Schedule 3.13(b)            Division Employees and Other Related Information
Schedule 3.13(c)            ERISA Information
Schedule 3.14(c)            Environmental Documents
Schedule 3.15(a)            Insurance Policies
Schedule 3.15(e)            Insurance Claims During Last 2 Years
Schedule 3.16               Notification Requirements for Labor Matters
Schedule 3.17               Suppliers
Schedule 3.18               Customers
Schedule 3.19(a)            Assets Necessary to Business
Schedule 3.19(b)            Permits Necessary to Business
Schedule 3.20(a)            Affiliates
Schedule 3.20(b)            Transactions
Schedule 3.20(c)            Jurisdictions of Incorporation and Business
Schedule 4.3(a)             Governmental Approvals and Consents of Buyer


Schedule 4.8                Absence of Undisclosed Buyer Liabilities
Schedule 4.9                Absence of Certain Buyer Changes
Schedule 4.10               Litigation
Schedule 4.11               Buyer Intellectual Property
Schedule 5.1                Conduct of the Business
Schedule 5.9                Persons not subject to non-hire
Schedule 5.14(a)            Licensed Trademarks
Schedule 6.3(d)             Seller Consents and Approvals
Schedule 9.7(e)             People included in knowledge definition

                             INDEX OF DEFINED TERMS


13D GROUP........................................................................40
AFFILIATE........................................................................58
AFFILIATED.......................................................................58
AGREEMENT.........................................................................1
ALLOCATION.......................................................................53
ANCILLARY AGREEMENTS..............................................................8
ASSETS............................................................................1
ASSIGNMENT OF LEASES..............................................................3
ASSUMED LIABILITIES...............................................................5
BALANCE SHEETS...................................................................18
BILL OF SALE......................................................................3
BOOKS AND RECORDS.................................................................1
BUSINESS.........................................................................57
BUSINESS EMPLOYEES...............................................................19
BUYER.............................................................................1
BUYER CONFIDENTIAL INFORMATION...................................................39
BUYER DAMAGES....................................................................50
BUYER DISCLOSURE SCHEDULES.......................................................31
BUYER GROUP.......................................................................1
BUYER INDEMNITIES................................................................50
BUYER PLANS......................................................................15
BUYER SURVIVAL DATE..............................................................39
CASES............................................................................23
CLAIM............................................................................52
CLOSING...........................................................................7
CLOSING DATE......................................................................7
CODE..............................................................................7
COMPETITIVE BUSINESS.............................................................39
CONDENSA MATTERS..................................................................6
CONTRACTS.........................................................................1
COPYRIGHTS.......................................................................20
DISCLOSURE SCHEDULES.............................................................17
DIVISION EMPLOYEES...............................................................26
DOMAIN NAMES.....................................................................20
DTSC..............................................................................5
EARN-OUT.........................................................................11
EARN-OUT PERIOD..................................................................13
EARN-OUT RESOLUTION PERIOD.......................................................12
EARN-OUT STATEMENT...............................................................11


END DATE.........................................................................54
ENVIRONMENTAL CLAIMS.............................................................27
ENVIRONMENTAL LAWS...............................................................28
ENVIRONMENTAL PERMITS............................................................27
ERISA AFFILIATE..................................................................26
ESC SAVINGS PLAN.................................................................16
EXCHANGE ACT.....................................................................32
EXCLUDED ASSETS...................................................................3
EXCLUDED INTELLECTUAL PROPERTY....................................................4
EXCLUDED LIABILITIES..............................................................5
EXCLUDED REAL PROPERTY............................................................4
FIBER SUPPLY AGREEMENT............................................................8
FINAL STATEMENT...................................................................9
FINANCIAL STATEMENTS.............................................................18
FINANCING........................................................................32
FINANCING LETTERS................................................................31
FOREIGN CONVEYANCE DOCUMENTS......................................................3
FORM 8-K.........................................................................37
FORMER REAL PROPERTY.............................................................27
FREE PERIOD......................................................................45
GAAP.............................................................................10
GOVERNMENTAL AUTHORITY...........................................................58
HAZARDOUS SUBSTANCES.............................................................28
HSR ACT..........................................................................17
INDEMNITY PERIOD.................................................................50
INDEPENDENT ACCOUNTING FIRM......................................................10
INSTRUMENT OF ASSUMPTION..........................................................4
INTELLECTUAL PROPERTY............................................................20
INTELLECTUAL PROPERTY ASSIGNMENT..................................................3
INTERIM STATEMENTS...............................................................12
KEY SUPPLIERS....................................................................29
KNOWLEDGE........................................................................58
LEASED REAL PROPERTY..............................................................2
LEASES...........................................................................22
LICENSES.........................................................................23
LIENS............................................................................22
MATERIAL ADVERSE EFFECT..........................................................20
MULTIPLE TRANSFERS................................................................3
NET TANGIBLE BOOK VALUE OF THE BUSINESS..........................................10
NON-U.S. AGREEMENTS...............................................................6
NON-U.S. COMPANIES................................................................6
OFFEREE..........................................................................14
OPHTHALMIC EARN-OUT REVENUE......................................................13


OTHER INSTRUMENTS.................................................................3
PARENT............................................................................1
PARENT BALANCE SHEET.............................................................32
PARENT SEC DOCUMENTS.............................................................32
PARENT SECURITIES................................................................45
PARENT STOCK.....................................................................45
PARENT SUBSIDIARIES...............................................................1
PATENTS..........................................................................20
PERMITS...........................................................................2
PERMITTED ENCUMBRANCES...........................................................22
PERSON...........................................................................58
PLANS............................................................................26
POLICIES.........................................................................28
QUALIFYING CONDITIONS............................................................14
REAL PROPERTY LAWS...............................................................22
RECEIVABLES.......................................................................2
REGISTERED INTELLECTUAL PROPERTY.................................................20
REGISTRATION RIGHTS AGREEMENT.....................................................8
RELEASE..........................................................................28
RESOLUTION PERIOD................................................................10
RETAINED BUSINESS................................................................57
SANTA CLARA SUBLEASE AGREEMENT...................................................43
SECURITIES ACT...................................................................45
SELLER............................................................................1
SELLER CONFIDENTIAL INFORMATION..................................................39
SELLER DAMAGES...................................................................51
SELLER DIRECTOR..................................................................40
SELLER INDEMNITEES...............................................................51
SELLER SAVINGS PLAN..............................................................16
SELLER SUBSIDIARIES..............................................................17
SELLER SURVIVAL DATE.............................................................39
SOFTWARE.........................................................................20
SOLD OPHTHALMIC BUSINESS.........................................................11
STANDSTILL PERIOD................................................................44
STANFORD INDUSTRIAL PARK MATTER...................................................5
STAR..............................................................................2
STAR AGREEMENT....................................................................2
SUBSIDIARY.......................................................................58
SUPPLY AGREEMENT..................................................................8
TARGET AMOUNT.....................................................................9
TAX RETURN.......................................................................26
TAXES............................................................................26
THE NOTE..........................................................................7


THRESHOLD AMOUNT.................................................................45
TOTAL PURCHASE PRICE..............................................................7
TRADE SECRETS....................................................................20
TRADEMARKS.......................................................................20
TRANSFER.........................................................................44
TRANSFER TAXES...................................................................53
TRANSFERRED INTELLECTUAL PROPERTY.................................................2
TRANSFERRED REGISTERED INTELLECTUAL PROPERTY.....................................20
URLS.............................................................................20

     This ASSET PURCHASE AGREEMENT, dated as of February 25, 2001 (the "AGREEMENT"), is by and among ESC Medical Systems Ltd., a corporation organized under the laws of the State of Israel ("PARENT"), Energy Systems Holdings Inc., a Delaware corporation and subsidiary of Parent ("BUYER", and together with Parent and Parent Subsidiaries (as defined in Section 1.1), "BUYER GROUP") and Coherent, Inc., a Delaware corporation ("SELLER").

     WHEREAS, Seller is currently engaged in the Business (as defined in Section 9.7(a));

     WHEREAS, Parent and Buyer, directly or through the Parent Subsidiaries, desire to purchase and assume from Seller, and Seller desires to sell, assign, transfer, convey and deliver to Parent, Buyer and Parent Subsidiaries, certain assets, obligations and liabilities relating to the Business, all in the manner and subject to the terms and conditions set forth herein;

     WHEREAS, Seller desires to retain and continue conducting the Retained Business (as defined in Section 9.7 (b)); and

     WHEREAS, Buyer Group and Seller desire to make certain representations and warranties and other agreements in connection with the purchase and sale of the assets, obligations and liabilities set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                       TRANSFER OF ASSETS AND LIABILITIES

SECTION 1.1 ASSETS TO BE SOLD; ASSUMPTION OF LIABILITIES; TRANSFER OF NON-U.S. ASSETS

       (a) Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.3), Seller will sell, convey, assign, transfer and deliver, or will cause its subsidiaries to sell, convey, assign, transfer and deliver, to Buyer, Parent or one or more domestic or foreign subsidiaries of Parent reasonably designated by Parent prior to the Closing ("PARENT SUBSIDIARIES"), and Parent and Buyer agree to purchase and acquire, or will cause to be purchased and acquired by Parent Subsidiaries, from Seller, free and clear of any Liens (as defined in Section 3.8), except for Permitted Encumbrances (as defined in Section 3.8), all of Seller's and Seller subsidiaries' right, title and interest in and to the assets, properties and rights primarily related to the Business, other than Excluded Assets (as defined in Section 1.1(c)) (collectively, the "ASSETS"). The Assets shall include, among other things, the following:

              (i) subject to Section 5.7, all of Seller's contracts, agreements, license agreements, including amendments and supplements, modifications, side letters or agreements primarily related to the Business, including those identified in Schedule 1.1(a)(i) of the Disclosure Schedules (as defined in the introductory sentence to Article III) (collectively, the "CONTRACTS");

              (ii) all marketing, sales and promotional literature, correspondence, memoranda, minute books, books of account, records, files, documents, financial records, bills, accounting, internal and audit records, operating manuals, personnel and payroll records, customer and supplier lists and files, including customer lists, preprinted material, art work and other similar items in the possession of the Seller to the extent exclusively related to the Business, (the "BOOKS AND RECORDS") and copies of the portions of all Books and Records and tax returns that relate in any material respect to the Business but are not included therein;

              (iii) all accounts receivable representing the right to receive payments in respect of goods or services primarily related to the Business to the extent delivered or provided by the Division (as defined in Section 9.7(a)) ("RECEIVABLES");

              (iv) the Intellectual Property of Seller and its subsidiaries primarily related to the Business, but excluding the Excluded Intellectual Property ("TRANSFERRED INTELLECTUAL PROPERTY");

              (v) all payments, deposits (including security deposits) and prepaid expenses made by Seller, in each case primarily related to the Business, and all rights to insurance proceeds in respect of any of the Assets or to the extent primarily related to the Business;

              (vi) the leases of real property set forth on Schedule 1.1(a)(vi) of the Disclosure Schedules together with all leasehold improvements owned by Seller and located on the real property subject to such leases and all security or similar deposits made under such leases (collectively, the "LEASED REAL PROPERTY");

              (vii) all furnishings, furniture, office supplies, fixtures, equipment (including personal property, plant and equipment) and other tangible personal property primarily related to the Business or the Leased Real Property;

              (viii) all rights under warranties, representations and guarantees made by suppliers, manufacturers or contractors to the extent, but only to the extent related to the operation of the Business or primarily related to any of the Assets but not to the extent related to the Retained Business;

              (ix) all licenses, permits, authorizations, consents, approvals, orders, filings or registrations with any court or administrative or governmental authority held by Seller primarily related to the Business to the extent transferable to Buyer ("PERMITS"), including, without limitation, those listed on Schedule 1.1(a)(ix) of the Disclosure Schedules;

              (x) except as set forth in section 1.1(c)(xiii), all the rights under the Agreement and Plan of Reorganization, dated as of December 7, 1998, by and among Seller, Medical Technologies Acquisition, Inc., Palomar Medical Technologies, Inc., Star Medical Technologies, Inc. ("STAR"), Robert E. Grove, James Z. Holtz and David C. Mundinger, and the License Agreement referred to therein (collectively, the "STAR AGREEMENT");

              (xi) all claims and causes of action primarily related to the Business of Seller against other persons or entities (regardless of whether or not such claims and causes of action have been asserted by Seller);

              (xii) all inventory, supplies and any other disposables or consumables primarily related to the Business and reflected on the Final Statement;

              (xiii) all claims against third parties for past infringement of the Transferred Intellectual Property; and

              (xiv) all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by Seller and primarily related to the Business except for losses incurred prior to the Closing, if and to the extent reflected in the Final Statement.

       (b) Such sale, conveyance, assignment, transfer and delivery of the Assets will be effected by delivery by Seller to Parent, Buyer and Parent Subsidiaries at the Closing of

              (i) a duly executed bill of sale ("BILL OF SALE") in the form attached hereto as Exhibit A;

              (ii) with respect to any Assets located or to be located in any jurisdiction other than the United States, one or more bills of sale or similar conveyance documents as may be required under the law of the applicable jurisdiction to validly convey, assign and transfer such Assets (the "FOREIGN CONVEYANCE DOCUMENTS");

              (iii) instruments of assignment with respect to any Leased Real Property to be transferred to Buyer Group pursuant to Section 1.1(a)(vi) that is held by Seller, in the form attached hereto as Exhibit B (collectively, the "ASSIGNMENT OF LEASES"), assigning Seller's interest under such Leased Real Property;

              (iv) an instrument of assignment assigning Seller's interest in the Registered Transferred Intellectual Property by means of an assignment in the form attached hereto as Exhibit C (the "INTELLECTUAL PROPERTY ASSIGNMENT"); and

              (v) such other good and sufficient instruments of sale, conveyance, transfer and assignment, as shall be necessary to vest in Parent, Buyer or Parent Subsidiaries good and valid title to the Assets (collectively, the "OTHER INSTRUMENTS"), free and clear of any Liens, except for Permitted Encumbrances (as defined in Section 3.8). To the extent that Parent prior to the Closing requests Seller to convey, assign, transfer and deliver all or any portion of the Assets to Parent Subsidiaries ("MULTIPLE TRANSFERS"), Seller will execute such Bills of Sale, Foreign Conveyance Documents, Assignments of Licenses, Intellectual Property Assignments, licenses (as described in Section 5.14) and Other Instruments as may be necessary to validly convey, assign and transfer the Assets; PROVIDED, HOWEVER, that the Buyer Group shall be responsible for the payment of all fees for applicable recordations and filings of documents, instruments, declarations, affidavits or other writings necessary to effect any applicable assignments under this section 1.1(b) to Parent and/or such designated subsidiaries (other than Transfer Taxes in accordance with Section 7.6 hereof).

       (c) Notwithstanding anything contained in Section 1.1(a) to the contrary, there are expressly excluded from the assets and properties to be sold, conveyed, assigned, transferred and delivered any and all assets primarily related to the Retained Business including, without limitation, Intellectual Property primarily related to the Retained Business, and the following assets (collectively, the "EXCLUDED ASSETS"):

              (i) the consideration delivered by Buyer Group to Seller pursuant to this Agreement;

              (ii) cash or other cash equivalents, notes receivable (other than as set forth in Section 1.2(b)) and securities (including, without limitation, the securities of the direct and indirect subsidiaries of the Seller, interest in any joint venture of the Seller and any minority interest of the Seller (equity or otherwise) in any other person);

              (iii) all rights of Seller under this Agreement, the Note and the Ancillary Agreements;

              (iv) any of Seller's intercompany receivables, corporate seals, minute books, and other corporate records;

              (v) all records prepared in connection with the sale of the Business and the Assets;

              (vi) all assets of or assets relating to the Plans of the Seller;

              (vii) any Registered Intellectual Property (as defined in Section 3.7(a)) of Seller not set forth on Schedule 3.7(a) of the Disclosure Schedules, any Intellectual Property listed on Schedule 1.1(c)(vii) of the Disclosure Schedules and the Licensed Intellectual Property (the "EXCLUDED INTELLECTUAL PROPERTY");

              (viii) all payments, deposits (including security deposits) and prepaid expenses primarily related to the Retained Business, and all rights to insurance proceeds (x) in respect of any of the Excluded Assets or (y) to the extent primarily related to the Retained Business;

              (ix) all leasehold interests in real property together with all leasehold improvements owned by Seller and located thereon and all security or similar deposits made under such leases other than the Leased Real Property (the "EXCLUDED REAL PROPERTY");

              (x) all furnishings, furniture, office supplies, fixtures, equipment and other tangible personal property primarily related to the Excluded Real Property or the Retained Business;

              (xi) all rights under warranties, representations and guarantees made by suppliers, manufacturers or contractors in connection with the operation of the Retained Business whether arising prior to, after or on the Closing;

              (xii) all licenses, permits, authorizations, consents, approvals, orders, filings or registrations with any court or administrative or governmental authority primarily related to the Retained Business, including, without limitation, those listed on Schedule 1.1(c)(xii) of the Disclosure Schedules;

              (xiii) any rights and causes of action under the Star Agreement relating to any pending claims for indemnifiable losses, including without limitation the claim set forth on Schedule 1.1(c)(xiii) of the Disclosure Schedules;

              (xiv) any rights or causes of action against the parties identified on Schedule 1.1(c)(xiv) of the Disclosure Schedules;

              (xv) all claims and causes of action related to the Business against other persons or entities, (regardless of whether or not such claims and causes of action have been asserted by Seller) primarily related to the Retained Business or the Excluded Assets, as regards to any matter arising prior to, after or on the Closing;

              (xvi) the Assets listed on Schedule 1.1(c)(xvi) of the Disclosure Schedule; and

              (xvii) all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by Seller and related to the Business to the extent primarily related to the Retained Business.

       (d) At the Closing, Buyer Group will deliver to Seller an instrument of assumption substantially in the form of Exhibit D hereto (the "INSTRUMENT OF ASSUMPTION"), whereby Buyer Group will undertake, assume and agree to perform, pay and discharge when due, and hold Seller harmless from and indemnify Seller against any and all debts, liabilities and obligations, absolute or contingent, of Seller, other than Excluded Liabilities,

              (i) under any Contract (to the extent assigned or rights are otherwise transferred to Buyer Group herein);

              (ii) primarily relating to the ownership, use or operation of the Assets or primarily related to the conduct of the Business (other than primarily relating to the ownership, use or operation of the Excluded Assets or primarily relating to the conduct of the Retained Business);

              (iii) any liability relating to Buyer Group's ownership, use or operation of the Assets or conduct of the Business following the Closing;

              (iv) for Taxes (as defined in Section 3.12(m)) arising in respect of taxable periods beginning after the Closing Date or, with respect to any taxable period that begins before but ends after the Closing Date, that portion of such taxable year that begins after the Closing Date relating to Buyer Group's ownership or operation of the Business after the Closing; and

              (v) all liabilities, including severance and retention costs and liabilities and obligations, after the Closing for the Continuing Employees as defined and in accordance with Section 2.3 hereof (collectively, (i) through (v), inclusive, are referred to herein as the "ASSUMED LIABILITIES").

       (e) Notwithstanding anything contained in Section 1.1(d) to the contrary, there are expressly excluded from the Assumed Liabilities any debts, liabilities and obligations primarily related to either the Excluded Assets or Retained Business (the "EXCLUDED LIABILITIES"). In addition to the preceding sentence, Excluded Liabilities shall also include any debts, liabilities and obligations that

              (i) are (x) not specifically assumed by Buyer, (y) are primarily related to Seller's ownership, use or operation of the Excluded Assets or primarily related to the conduct of the Retained Business, and (z) are retained by Seller pursuant to the terms hereof, including, without limitation, those listed on Schedule 1.1(e) of the Disclosure Schedules;

              (ii) any indebtedness for borrowed money owed to third parties, including interest and penalties in connection therewith;

              (iii) are for Taxes arising in respect of the transactions contemplated in this Agreement or arising in respect of taxable periods ending on or before the Closing Date or, with respect to taxable periods that begin before but end after the Closing Date, the Taxes attributable to that portion of such taxable year that begins before and ends on the Closing Date;

              (iv)   are intercompany payables or indebtedness;

              (v) arising out of or relating to matters addressed in and/or contamination associated with the (a) Department of Toxic Substances Control ("DTSC") Remedial Action Order No. 88/89-016 issued to Coherent Inc. with respect to the Hillview Porter Regional site, (b) DTSC Order No. ISE 90/91-005 with respect to the property located at 3210 Porter Drive, Palo Alto, and (c) the DTSC Order No. HSA 90/91-003, each as amended, with respect to property located at 3300 Hillview Ave., Palo Alto, California, except to the extent, but only to the extent, that any of the contamination conditions in this subsection
(vi) are caused, contributed to or exacerbated by Buyer, its agents, affiliates or representatives, assignees or invitees (excluding Seller) (the "STANFORD INDUSTRIAL PARK MATTER");

              (vi) arising out of the presence on or before the Closing Date of Hazardous Substances (as defined in Section 3.14 hereof) in the soil or groundwater of property located at 2400 Condensa, Santa Clara, California (including, without limitation, any location to which such contamination migrates to at any time) except to the extent, but only to the extent, that such Hazardous Substances are caused, contributed to, or exacerbated by Buyer, its agents, representatives, affiliates, assignees or invitees (excluding Seller) ("CONDENSA MATTERS");

              (vii) the litigation set forth on Schedule 3.9 of the Disclosure Schedules (as updated as of the Closing); and

              (viii) relate to the employment by Seller of any employee of Seller or the Seller Subsidiaries prior to the Closing, except as specifically set forth in Section 2.3.

       (f) Promptly following the execution and delivery of this Agreement, Buyer Group and Seller will cooperate in good faith to prepare and execute appropriate agreements to convey to Buyer Group the Assets, subject to the Assumed Liabilities and Permitted Encumbrances, held by subsidiaries of Seller incorporated under the laws of a country other than the United States or representative offices of such subsidiaries (the "NON-U.S. COMPANIES"). The parties will use their best efforts to effect such transfers on the most efficient basis, including minimizing transfer taxes. Such transfers shall be on terms (including, but not limited to, conditions to Closing, representations and warranties and indemnification obligations) consistent with this Agreement, except, and only to the extent, of modifications required to provide for the intent of this Agreement under applicable law (and in such case the minimal modifications required to do so) as may be required by applicable law. Such agreements are collectively referred to herein as the "NON-U.S. AGREEMENTS." The purchase prices payable pursuant to the Non-U.S. Agreements shall be paid in cash.

SECTION 1.2   PURCHASE PRICE

       (a) Subject to the terms and conditions of this Agreement, and in consideration of the sale, conveyance, assignment, transfer and delivery of the Assets, Buyer or Parent, as the case may be, will deliver or cause to be delivered by Parent Subsidiaries, in full payment, together with the Assumed Liabilities, for the sale, conveyance, assignment, transfer and delivery of the Assets, the following:

              (i) payment by Buyer at the Closing by wire transfer to such bank account(s) as specified by Seller in Schedule 1.2(a)(i) of the Disclosure Schedules (or as otherwise provided in writing to Parent), in immediately available United States funds, of an aggregate amount up to but not exceeding $100,000,000;

              (ii) payment by Parent at the Closing by wire transfer to such bank account(s) as specified by Seller in Schedule 1.2(a)(i) of the Disclosure Schedules (or as otherwise provided in writing to Parent), in immediately available United States funds, of an amount equal to the excess, if any, of $100,000,000 over the amount paid by Buyer to Seller pursuant to Section 1.2(a)(i) hereof (the sum of any payments made by Buyer and Parent pursuant to Sections 1.2(a)(i) and 1.2(a)(ii) hereof, the "CLOSING CASH PURCHASE PRICE");

              (iii) with respect to the Non-U.S. Agreements, payment by the appropriate Parent Subsidiaries at the Closing by wire transfer to such bank account(s) as specified by Seller in Schedule 1.2(a)(i) of the Disclosure Schedules (or as otherwise provided in writing to Parent), in immediately available United States funds, of the amount of cash consideration contemplated by the Non-U.S. Agreements (the "LOCAL JURISDICTION CASH CONSIDERATION") (the sum of the Closing Cash Purchase Price and the Local Jurisdiction Cash Consideration, as adjusted pursuant to Section 1.8, the "FINAL CASH PURCHASE PRICE");

              (iv) the issuance and delivery at the Closing by Parent to Seller of a duly executed note in the principal amount of $12,904,000 (the "NOTE"), in the form attached hereto as Exhibit E;

              (v) the issuance at the Closing by Parent to Seller of one or more stock certificates registered in the name of Seller or one or more controlled affiliates of Seller as reasonably designated by Seller prior to the Closing representing 5,432,099 ordinary shares of Parent, NIS 0.10 par value per share, subject to adjustment for any stock split, reverse split or stock dividend or similar transaction occurring after the date hereof and prior to the Closing (the "PARENT STOCK") (less a number of shares of Parent Stock with a value as of the Closing equal to the Local Jurisdiction Cash Consideration); and

              (vi) payment of the Earn-out (as defined in Section 1.7), if any, of up to $25,000,000, in accordance with Section 1.7 of this Agreement.

       The sum of (i) the Final Cash Purchase Price, the Note, the Parent Stock and Earn-Out and (ii) the absolute value of the Assumed Liabilities to the extent reflected on the Final Statement and associated with the operations transferred in asset transactions, is sometimes referred to herein as the "TOTAL PURCHASE PRICE." The Total Purchase Price shall include amounts payable under the Non-U.S. Agreements.

       (b) At the Closing, Parent shall issue to Seller, and Seller shall purchase from Parent, additional shares of Parent Stock with a value as of the Closing equal to the Local Jurisdiction Cash Consideration for cash in an amount equal to the Local Jurisdiction Cash Consideration.

SECTION 1.3   CLOSING

       The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place not later than 10:00 A.M., local time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304 on the third business day following the satisfaction or waiver of all of the conditions set forth in Article VI hereof or at such other time or place as to which the parties shall agree. The effective time of the Closing is sometimes referred to herein as the "CLOSING DATE." The parties agree to use their respective commercially reasonable efforts to cause the Closing to occur as promptly as practicable and, in any event, before April 15, 2001.

SECTION 1.4   DELIVERIES BY SELLER

       At the Closing, Seller will deliver or cause to be delivered to Buyer Group (unless previously delivered) the following:

       (a) a duly executed counterpart of the Bill of Sale in substantially the form as set forth in Exhibit A;

       (b) a duly executed counterpart of the Assignment of Leases in substantially the form as set forth in Exhibit B;

       (c)    the officer's certificate referred to in Section 6.3(c);

       (d) a certificate of Seller's non-foreign status that complies with the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Treasury Regulations promulgated thereunder;

       (e) a duly executed counterpart of the Intellectual Property Assignment for each of the Transferred Registered Intellectual Property substantially in the form as set forth in Exhibit C;

       (f) a duly executed counterpart of the Supply Agreement, in the form attached hereto as Exhibit G (the "SUPPLY AGREEMENT");

       (g) a duly executed copy of the Fiber Supply Agreement in the form attached hereto as Exhibit H (the "FIBER SUPPLY AGREEMENT");

       (h) a duly executed counterpart of the Registration Rights Agreement related to the Parent Stock (as defined in 5.19), in the form attached hereto as
Exhibit I (the "REGISTRATION RIGHTS AGREEMENT");

       (i) a duly executed counterpart of the Santa Clara Sublease Agreement (as defined in Section 5.15), in the form attached hereto as Exhibit J;

       (j) The Supply Agreement, the Fiber Supply Agreement, the Registration Rights Agreement, the Note, the Non-U.S. Agreements (as defined below), and other agreements required elsewhere in the Agreement are collectively referred to as the "ANCILLARY AGREEMENTS";

       (k)    The Foreign Conveyance Documents; and

       (l) all other documents, instruments, declarations, affidavits and writings as may be necessary to assign, convey, transfer and deliver to Parent, Buyer or any Parent Subsidiary, as applicable, good and valid title to the Assets, free of any Liens other than Permitted Encumbrances or as may be required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement and the Non-U.S. Agreements; PROVIDED, that Buyer Group and Seller shall each file or record or cause to be filed and recorded such documents, instruments, declarations, affidavits or other writings as may be necessary in accordance with applicable law; PROVIDED, FURTHER, HOWEVER, that the Buyer Group shall be responsible for the payment of all fees for applicable recordations and filings of documents, instruments, declarations, affidavits or other writings necessary to effect any applicable assignments under this Section 1.4(k) (other than Transfer Taxes in accordance with Section 7.6 hereof).

SECTION 1.5   DELIVERIES BY BUYER GROUP

       At the Closing, Buyer Group will deliver or cause to be delivered to Seller or, in the case of clause (a), to the affiliates of Seller who are parties to the Non-U.S. Agreements (unless previously delivered) the following:

       (a) the Closing Cash Purchase Price, the Parent Stock and the duly executed Note referred to in Section 1.2; PROVIDED, that if Seller shall fail to deliver the certification of non-foreign status required to be delivered by Seller at the Closing pursuant to Section 1.4(g) hereof, Buyer Group may (but shall not be required to) withhold from the cash payable at the Closing and pay over to the appropriate taxing authority an amount equal to ten percent (10%) of the total "amount realized" (as defined in Internal Revenue Service Treasury Regulation 1.1445 - 1(g)(5)) by Seller or its subsidiaries for the transfer of any "U.S. real property interests" (as defined in section 1445 of the Code). A portion of the Closing Cash Purchase Price shall be paid in accordance with the terms of the Non-U.S. Agreements, with the remainder paid to Seller;

       (b) duly executed counterpart of the Assignment of Leases pursuant to which a member of the Buyer Group will assume obligations under the Leases accruing after the Closing Date;

       (c)    a duly executed Instrument of Assumption;

       (d)    the officer's certificate referred to in Section 6.2(c);

       (e)    a duly executed counterpart of the Intellectual Property
Assignment;

       (f)    a duly executed counterpart of the Supply Agreement;

       (g)    a duly executed counterpart of the Fiber Supply Agreement;

       (h)    a duly executed counterpart of the Registration Rights Agreement;

       (i)    a duly executed counterpart of the Santa Clara Sublease Agreement;

       (j)    a duly executed counterpart of each of the Ancillary Agreements;
and

       (k) all other documents, instruments and writings required to be delivered by Buyer Group at or prior to the Closing Date pursuant to this Agreement and the Ancillary Agreements.

SECTION 1.6   PREPARATION OF FINAL STATEMENT

       (a) On the tenth (10) business day following the completion and acceptance by all parties of a statement (the "FINAL STATEMENT") of the Net Tangible Book Value of the Business (as defined below in Section 1.6(c)) as of the close of business on the Closing Date, either (i) the Buyer Group shall pay to Seller (together with interest as described below) the amount by which the Net Tangible Book Value of the Business as set forth in the Final Statement exceeds $53,700,000 (the "TARGET AMOUNT") by wire transfer pursuant to Schedule 1.2(a)(i) of the Disclosure Schedules in U.S. funds, or (ii) Seller shall pay to Buyer Group (together with interest as described below) the amount by which the Net Tangible Book Value of the Business as set forth in the Final Statement is less than the Target Amount; PROVIDED, that in no event shall Buyer Group be required to pay to Seller more than $6,000,000 hereunder; PROVIDED, FURTHER, HOWEVER, any and all amounts payable by Seller hereunder shall be satisfied first by reducing the principal amount of the Note and thereafter by Seller in cash. In the event the Note is reduced in accordance with the preceding sentence, Seller shall surrender to Parent the Note so Parent may effect such reduction and reissue a new Note in the correct principal amount. In the event of a payment pursuant to the preceding sentence, such amount shall bear simple interest at an annual rate of seven (7) percent, accruing from the Closing Date to the date of payment.

       (b) The Final Statement shall be prepared by Seller in the following manner:

              (i) within seventy-five (75) days after the Closing Date, Seller shall deliver to Parent the Final Statement, presenting the Net Tangible Book Value of the Business at the close of business on the Closing Date, together with any amendments to the Allocation (as defined below). The Final Statement shall be accompanied by a report setting forth (i) the Net Tangible Book Value of the Business, as reflected in the Final Statement, and (ii) the amount of any adjustment to the Closing Cash Purchase Price to be paid and by whom pursuant to Section 1.8 and the basis therefore;

              (ii) following the Closing, Seller shall give Parent and the independent auditors of Parent full access at all reasonable times to the working papers relating to the Final Statement and any amendment to the Allocation (as defined below), including but not limited to any descriptions of the methodology, procedures, internal audits and analysis undertaken in connection with the preparation of the Final Statement. Upon reasonable request of Parent, Seller will cause its relevant employees and outside accountants to be available for questions and discussions regarding the preparation of the Final Statement and during normal business hours upon reasonable notice. Within forty-five (45) days following the delivery to Parent of the Final Statement and any amendment to the Allocation (or, if later, 15 days after Buyer files with the Securities and Exchange Commission its quarterly report on Form 10-Q for the quarter in which the Closing occurs) (the "DISPUTE PERIOD"), Parent shall notify Seller of any dispute of any item contained in the Final Statement or any amendment to the Allocation, which notice shall set forth in reasonable detail the basis for such dispute. If Parent fails to notify Seller of any such dispute within such Dispute Period, the Final Statement and any amendment to the Allocation shall be deemed to be accepted by Parent. In the event that Parent shall so notify Seller of any dispute, Seller and Parent shall cooperate in good faith to resolve in writing such dispute as promptly as possible; and

              (iii) if Parent and Seller are unable to resolve any such dispute within fifteen (15) days of Buyer's delivery of such notice (the "RESOLUTION PERIOD"), then all amounts remaining in dispute shall be submitted to a "big five" independent accounting firm (the "INDEPENDENT ACCOUNTING FIRM") selected by Seller and Parent within ten (10) days after the expiration of the Resolution Period. If Seller and Parent are unable to agree on the Independent Accounting Firm, then Parent and Seller shall each have the right to request the American Arbitration Association to appoint the Independent Accounting Firm, which shall not have had a material relationship with Seller, Parent or any of their respective affiliates within the past two (2) years. Each party agrees to execute, if requested by the Independent Accounting Firm, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm shall be borne equally by Seller and Parent. The Independent Accounting Firm shall act as an arbitrator to determine only those issues still in dispute and shall be limited to those adjustments, if any, that need be made to the Final Statement and any amendment to the Allocation to the extent the Final Statement was not prepared in accordance with Section 1.6(c). The Independent Accounting Firm's determination shall be requested to be made within thirty (30) days of its selection, shall be set forth in a written statement delivered to Seller and Parent and shall be final, binding and conclusive. The Final Statement, as modified by resolution of any disputes by Parent and Seller or by the Independent Accounting Firm, shall be the "FINAL STATEMENT."

       (c) The term "NET TANGIBLE BOOK VALUE OF THE BUSINESS" shall mean the Assets (excluding goodwill, trademarks, tax assets and other intangible assets and excluding any purchase accounting adjustments as a result of the transactions contemplated in this Agreement and the Ancillary Agreements) less the Assumed Liabilities, as calculated in accordance with United States generally accepted accounting principles, practices and methods ("GAAP"), applied consistently with the Balance Sheets (as defined in Section 3.4), subject to the exceptions set forth on Schedule 3.4 of the Disclosure Schedules; it being understood and agreed that to the extent any items, classes of items, line items or accounts existing on September 30, 2000 are reflected in the Final Statement but are not reflected in the Balance Sheet as of September 30, 2000 set forth in Schedule 3.4 of the Disclosure Schedule (the "CURRENT BALANCE SHEET"), or vice-versa, then the Target Amount will be adjusted to include and reflect any such items or accounts not previously reflected as such items, classes of items, line items or accounts were reflected by Seller on its balance sheets as of September 30, 2000. For avoidance of doubt, (i) to the extent there is a liability reflected on the Current Balance Sheet but such liability would not have been, and is not, an Assumed Liability and therefore is not included on the Final Statement, the Target Amount shall be increased by the carrying value of such liability on Seller's balance sheet as of September 30, 2000, (ii) to the extent there is a liability that was on Seller's balance sheet as of September 30, 2000 that was not reflected on the Current Balance Sheet but such liability is an Assumed Liability and therefore is included on the Final Statement, the Target Amount shall be decreased by the carrying value of such liability on Seller's balance sheet as of September 30, 2000, (iii) to the extent there is an asset on the Current Balance Sheet but such asset would not have been, and is not, an Asset and therefore is not included in the Final Statement, the Target Amount shall be decreased by the carrying value of such asset on Seller's balance sheet as of September 30, 2000, and (iv) to the extent there is an asset that was on Seller's balance sheet as of September 30, 2000 that was not reflected on the Current Balance Sheet but such asset is an Asset and therefore is included on the Final Statement, the Target Amount shall be increased by the carrying value of such asset on Seller's balance sheet as of September 30, 2000. It is further understood and agreed that any assets and liabilities on the Final Statement shall, to the extent so reflected, be treated as Assets and Assumed Liabilities, which shall not, in any way, limit the provisions set forth in Section 1.1(a) and 1.1(d).

SECTION 1.7   EARN-OUT PAYMENT CALCULATION

       (a) On the fifth (5th) business day following the earlier of (i) acceptance by Seller of a certificate executed by an officer of Buyer setting forth the Ophthalmic Earn-Out Revenue (as defined in Section 1.7(d) hereof) and setting forth Buyer Group's calculation of the Earn-Out (the "EARN-OUT STATEMENT") or (ii) the final, binding and conclusive determination by an Independent Accounting Firm of the Earn-Out as contemplated by Section 1.7(b), Buyer Group shall pay to Seller the amount of the Earn-Out in cash, except as expressly set forth herein, delivered by wire transfer to the bank account set forth in Section 1.2(a), or such other wire instruction information as may be provided by Seller to Buyer Group or Parent. The "EARN-OUT" shall equal an amount equal to $215,000 for every $1,000,000 (and a prorated amount for any amounts less than $1,000,000) of Ophthalmic Earn-Out Revenue in excess of $450,000,000 during the Earn-Out Period (as defined in Section 1.7(d)), if any; PROVIDED, HOWEVER, that in no event shall the total amount of the Earn-Out exceed $25,000,000 (whether paid in one or more installments). Notwithstanding the foregoing, in the event that Buyer Group, following the Closing and during the Earn-Out Period, sells or disposes, in one or a series of transactions, of the business relating to lasers or laser devices for the ophthalmic market (the "SOLD OPHTHALMIC BUSINESS"), the Earn-Out shall equal fifty percent (50%) of the fair market value of the proceeds (net of all documented out-of-pocket expenses in connection with services provided by third parties with respect to such transaction up to an aggregate of $5,000,000) received by Buyer Group from the sale of the Sold Ophthalmic Business in excess of $110,000,000, but in no event shall the Earn-Out exceed $25,000,000 (whether paid in one or more installments). If Buyer Group shall have received all or a portion of the proceeds for the Sold Ophthalmic Business in registered publicly traded securities (with the remainder in cash), Buyer Group shall be entitled to (x) retain any cash consideration received so that Buyer Group should receive, to the maximum extent possible, $110 million in cash and (y) to pay the Earn-Out in cash and registered publicly traded securities in the same proportion as the proceeds received by Buyer Group (excluding, for these purposes, any cash received up to $110 million). If Buyer Group shall have received all or a portion of the proceeds in property other than cash or registered publicly traded securities, Buyer Group shall pay the Earn-Out in cash and such other property in the same proportion as the proceeds received by Buyer Group. In addition, if all or any portion of the proceeds from the sale of the Sold Ophthalmic Business is contingent or deferred, such proceeds shall not be treated as proceeds from the sale of the Sold Ophthalmic Business until actually received by the Buyer Group. The fair market value of proceeds received shall be calculated as follows: (i) in the case of cash, the amount of cash denominated in United States dollars based upon the exchange rate published in the Financial Times as the mid-point closing United States dollar exchange on the day preceding the closing of the sale; (ii) in the case of publicly traded securities, the average of the closing price of the securities on the principal U.S. or foreign securities exchange upon which the securities are listed, or if the securities are not traded on any such exchange, the average of the closing sales prices or the closing bid quotations of such securities on Nasdaq or any other principal securities market upon which such securities are listed for the twenty (20) days immediately preceding the closing of the sale; and (iii) in the case of all other property other than cash or registered publicly traded securities, as mutually agreed upon by Buyer Group and Seller, PROVIDED FURTHER if Buyer Group and Seller cannot agree, the value as determined in writing by a nationally recognized investment bank mutually agreed by Buyer Group and Seller, provided, if the Buyer Group and

Seller cannot agree on a single investment bank, each of the Buyer Group and Seller shall be entitled to select one nationally recognized investment bank and each investment bank shall determine the fair market value and deliver its written valuation to Buyer Group and Seller within thirty (30) days after selection of an investment bank by each of Seller and Buyer Group. In the event that the two investment banks do not agree on a fair market value, the fair market value shall be the average of the two valuations, except that if the higher of the two valuations is greater than 25% of the lower valuation, the two investment banks shall select another nationally recognized investment bank who shall determine the fair market value independently of the other two investment banks and without knowledge of the valuation of the other two banks within thirty (30) days of appointment and the determination of the third investment bank shall be arithmetically averaged with the two prior valuations and the valuation farther from the average of the three valuations shall be disregarded and the fair market value shall be the average of the two remaining valuations. Each of Buyer Group and Seller will pay (i) the fees and expenses incurred in connection with the valuation by the investment bank selected by it, and (ii) one half of the fees and expenses incurred in connection with the valuation by any investment bank jointly selected in accordance with this Section 1.7.

       (b) The Earn-Out Statement shall be prepared by Buyer Group in the following manner:

              (i) For each fiscal year prior to December 31, 2004, Buyer Group shall cause to be delivered to Seller no later than ninety (90) days following the end of Buyer's fiscal year, a certificate executed by Buyer's Chief Financial Officer or President reflecting the net revenue generated by the ophthalmic segment of the Business in the prior fiscal year (the "INTERIM STATEMENTS").

              (ii) Within ninety (90) days after December 31, 2004, Buyer Group shall deliver to Seller the Earn-Out Statement;

              (iii) Buyer Group shall give Seller and the independent auditors and authorized representatives of Seller full access at all reasonable times to the working papers related to the Earn Out Statement, the Interim Statements and any amendments related to the Allocation including, but not limited to, any description of the methodology, procedures, audits and analysis undertaken in connection with the Earn Out Statement, the Interim Statements and any amendments to the Allocation for purposes of preparing, reviewing and resolving any disputes concerning the Interim Statements, the Earn-Out Statement and any amendment to the Allocation. Within forty-five (45) days following the delivery to Seller of the Earn-Out Statement and any amendment to the Allocation, Seller shall notify Buyer Group of any dispute of any item contained in the Earn-Out Statement or any amendment to the Allocation, which notice shall set forth in reasonable detail the basis for such dispute. If Seller fails to notify Buyer Group of any such dispute within such forty-five (45)-day period, the Earn-Out Statement and any amendment to the Allocation shall be deemed to be accepted by Seller; and

              (iv) in the event that Seller shall so notify Buyer Group of any dispute, Buyer Group and Seller shall cooperate in good faith to resolve such dispute as promptly as possible. If Buyer Group and Seller are unable to resolve any such dispute within fifteen (15) days of Seller's delivery of such notice (the "EARN-OUT RESOLUTION PERIOD"), then all amounts remaining in dispute shall be submitted to an Independent Accounting Firm selected by Seller and Buyer Group within ten (10) days after the expiration of the Earn-Out Resolution Period. If Seller and Buyer Group are unable to agree on the Independent Accounting Firm, then Buyer Group and Seller shall each have the right to request the American Arbitration Association to appoint the Independent Accounting Firm, which shall not have had a material relationship with Seller, Buyer Group or any of their respective affiliates within the past two (2) years. Each party agrees to execute, if requested by the Independent Accounting Firm, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm shall be borne equally by Seller and Buyer Group. The Independent Accounting Firm shall act as an arbitrator to determine only those issues still in dispute and shall be limited to those adjustments, if any, that need be made for the Earn-Out Statement and any amendment to the Allocation to comply with this Section 1.7). The Independent Accounting Firm's determination shall be requested to be made within thirty (30) days of its selection, shall be set forth in a written statement delivered to Seller and Buyer Group and shall be final, binding and conclusive.

       (c) During the Earn-Out Period, Buyer Group shall not, without the written consent of Seller, take or cause to be taken any action in connection with the Business which reduces or otherwise adversely affects, in either instance in any material respect, the amount of the Earn-Out, unless such action is (i) undertaken in the ordinary course of business or (ii) in the best interests of the Buyer Group (including all subsidiaries of Parent) as determined in good faith by management of the Buyer Group (but excluding for purposes of such determination the possible benefit of not paying the Earn-Out pursuant to this Section 1.7) and the primary purpose of such action is a purpose other than a reduction of the Earn-Out.

       (d) The "OPHTHALMIC EARN-OUT REVENUE" shall mean the net revenue generated by the ophthalmic segment of the Business for the fiscal period beginning on January 1, 2001 and ending on December 31, 2004 (the "EARN-OUT PERIOD") as calculated in accordance with GAAP and included in the financial statements included in Buyer Group's public filings; PROVIDED, that (i) in the event that Buyer Group, following the Closing, acquires any additional medical laser (or other light-based devices) and related equipment for the ophthalmic market, including intellectual property, or acquires a business that has medical laser (or other light-based devices) and related equipment for the ophthalmic market, or (ii) Buyer Group shall sell a portion of the Ophthalmic Business, then there shall be an equitable adjustment to the Earn-Out, as mutually agreed by the parties, to reflect the impact of such acquisition or sale on the revenue generated by Buyer Group in its operation of the ophthalmic segment of the Business. It being understood, however, that without limiting the generality of the foregoing, among other circumstances, the Earn-Out shall not be adjusted,
(i) if the object of any such acquisition is to acquire additional intellectual property (rather than ongoing businesses or products) that allows Buyer Group to modify or enhance the existing ophthalmic products, or (ii) to reflect product updates, general improvements or other like modifications to products or equipment for the ophthalmic market in the ordinary course of business (whether such updates, improvements or modifications are developed solely by Buyer Group or by accessories, components or technology acquired from third parties). For purposes of such equitable adjustment, the following criteria, among other things, shall be taken into account in the event of a sale of part of the Ophthalmic Business: the past revenue contribution and expected future revenue contribution of such part of the Ophthalmic Business. In addition, if the parties are unable to reach agreement as to the terms and amount of an equitable adjustment to the Earn-Out in any such case, then such differences shall be resolved in accordance with the dispute resolution mechanism set forth in
Schedule 1.7(d) of the Disclosure Schedules.

SECTION 1.8   POST-CLOSING PURCHASE PRICE ADJUSTMENT

       (a) The amounts, if any, referred to in Sections 1.6 and 1.7 shall be paid by the paying party under Section 1.6 or Section 1.7 by wire transfer in immediately available United States funds to an account designated by the other party.

       (b)    Any amount to be paid by either Seller or Buyer Group pursuant to
Section 1.6 or by Buyer Group pursuant to Section 1.7 shall be treated as an adjustment to the Total Purchase Price.

SECTION 1.9   INTERCOMPANY LIABILITIES

       Immediately prior to the Closing, Seller will cancel, settle or otherwise repay, and will cause its affiliates to cancel, settle or otherwise repay, all of its or their liabilities and obligations to the Business arising prior to the Closing which would have otherwise been required to have been set forth on the Final Statement. Immediately prior to the Closing, Seller will cause the Division to cancel, settle or otherwise repay all of its liabilities and obligations owed to Seller and its affiliates which would have otherwise been required to be set forth on the Final Statement, and Buyer Group shall not have any responsibility for those liabilities.

                                   ARTICLE II

                                 RELATED MATTERS

SECTION 2.1   BOOKS AND RECORDS OF SELLER

       Any material Books and Records that are related to the Business that are not either delivered to Buyer Group hereunder or copies of which are not delivered to Buyer Group hereunder will be preserved by Seller until at least the third anniversary of the Closing Date and will be made available (for review and copying to the extent related to the Business) to Buyer Group and its authorized representatives upon reasonable notice during normal business hours to the extent reasonably required by Buyer Group, including, without limitation, to the extent reasonably required in connection with audit, accounting, tax, litigation, federal securities disclosure or other similar needs; PROVIDED, that Seller shall notify Buyer Group prior to destroying any such records. Buyer Group will preserve and make available (for review and copying) to Seller and its authorized representatives upon reasonable notice during normal business hours the records transferred by Seller until at least the third anniversary of the Closing Date and thereafter in accordance with the document retention policy of the Business as in effect on the date hereof and, with respect to records that may be relevant to any actual tax audits or proceedings, such additional period as is reasonably required by Seller; PROVIDED, that Buyer Group shall notify Seller prior to destroying any such record during such period.

SECTION 2.2   MAIL HANDLING

       Effective as of the Closing Date, Buyer shall have the right to open all mail and packages addressed to Seller and delivered to Buyer Group relating to the Business. To the extent Buyer Group receives any mail or packages addressed to Seller and delivered to Buyer Group not relating to the Business, Buyer Group shall promptly deliver such mail or packages to Seller. After the Closing Date, Buyer Group may deliver to Seller any checks or drafts made payable to Seller received on account of any Receivables or other Assets constituting a right to receive payment, Seller shall promptly deposit such checks or drafts, and, upon receipt of funds, reimburse Buyer Group within five (5) business days for the amounts of all such checks or drafts, or, if so requested by Buyer Group, endorse such checks or drafts to Buyer Group for collection. To the extent Seller receives any mail or packages addressed and delivered to Seller but relating to the Business, Seller agrees that it will promptly transfer or deliver or cause to be promptly transferred or delivered, to Buyer Group or its designee any cash or other property received directly or indirectly by it or any of its affiliates after the Closing in respect of Receivables, including any amounts paid as interest thereon for periods following the Closing.

SECTION 2.3   EMPLOYEES AND EMPLOYEE BENEFITS

       (a) Except for the individuals set forth on Schedule 5.9(a) of the Disclosure Schedules, at the Closing, all employees of the Business, including, without limitation, all employees of the Business employed outside the United States and any employees on an approved leave of absence set forth on Schedule 2.3(a) of the Disclosure Schedules, but excluding employees receiving short-term disability as of the Closing, (each such person, an "OFFEREE") shall become employees of Buyer Group effective as of the Closing; provided, however, that such employees receiving short-term disability as of the Closing shall become Offerees upon eligibility to return to work and shall become Continuing Employees if and when they commence employment with Buyer Group. All Offerees accepting employment with Buyer Group are referred to herein as the "CONTINUING EMPLOYEES". Such initial employment with Buyer Group shall provide, on an individual basis (i) at least an equal salary, and (ii) total benefits and other compensation in the aggregate of substantially equivalent value as was provided by Seller to such Continuing Employees or Offeree prior to the Closing, and
(iii) substantially similar job responsibilities as the Continuing Employee or Offeree held prior to the Closing with Seller (collectively "QUALIFYING CONDITIONS"). If (i) Buyer Group fails to provide an Offeree with employment on Qualifying Conditions as described in this Section 2.3(a) and such Offeree declines such employment with the Buyer Group or (ii) a Continuing Employee is terminated by Buyer Group within twelve (12) months of the Closing Date, then Buyer Group shall promptly pay severance to such individual under the terms set forth in Schedule N. If any Continuing

Employee commences employment with the Buyer Group with employment terms on Qualifying Conditions, then, in the event that the Buyer Group shall subsequently request within 90 days of the Closing, as a condition of employment, that any such Continuing Employee relocate more than 25 miles from such employee's place of employment as of the Closing (a "Relocation Request") and such Continuing Employee shall decline such Relocation Request and terminate employment with Buyer Group, then the Buyer Group shall pay severance with respect to such employee as set forth on Schedule N. In the event that a Relocation Request is made of any Continuing Employee employed under Qualifying Conditions with the Buyer Group more than 90 days but less than 365 days after the Closing, then, in the event that such Relocation Request is declined and such Continuing Employee terminates employment, then the Buyer Group shall pay severance to such Continuing Employee in an amount to be determined; provided that such amount shall not be less than 50% of the amount otherwise required to be paid under Schedule N. Any and all severance obligations with respect to Continuing Employees or Offerees as described above shall be the sole and absolute responsibility of Buyer Group (provided that any amounts paid under applicable law, paid previously by Seller or payable by a third party, including but not limited to an insurance company, shall reduce Buyer Group's payment obligation hereunder). Individuals receiving severance other than in connection with a Relocation Request more than 90 days but less than 365 days after the Closing shall receive the greater of (X) severance pursuant to the terms of the Severance Terms attached hereto as Exhibit N, and (Y) such severance as is required by applicable law; provided, however, that this provision shall not result in duplication of benefits regarding severance with respect to Continuing Employees as provided in the preceding sentence. Buyer Group shall be responsible for COBRA obligations with respect to Continuing Employees. No later than 180 days following the one year anniversary of the Closing Date, Buyer Group shall deliver to Seller a written schedule of the amount of severance paid to each Continuing Employee or Offeree during the 12 months following the Closing Date.

       (b) Effective at the Closing, Continuing Employees shall cease participation in the employee benefit plans of Seller. As of the Closing Date, Continuing Employees shall become participants in the employee benefit plans of Buyer Group. Buyer agrees that, for purposes of all employee benefit plans (including, but not limited to, all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any and all equity-based plans (presently or hereinafter established) and any and all policies and employee fringe benefit programs (including vacation and severance policies) of Buyer Group (such plans, programs, policies and arrangements, (the "BUYER PLANS") in which Continuing Employees shall participate on and after the Closing under which such employee's eligibility or benefit depends, in whole or in part, on length of service, credit will be given to such employees for service previously credited with the Business prior to the Closing; PROVIDED, that such crediting of service does not result in duplication of benefits; provided, further, that such crediting of service shall not be given for benefit accrual purposes under any Buyer Plan that is a "defined benefit plan" within the meaning of ERISA or similar statutes applicable in any jurisdiction other than the United States. Continuing Employees shall also be given credit for any deductible or co-payment amounts paid (under an analogous Seller employee benefit plan) in respect of the plan year in which the Closing occurs, to the extent that, following the Closing, such employees participate in any Buyer Plan for which deductibles or co-payments are required. Buyer Group shall permit the transfer of Continuing Employees' election and current account balances from the flexible spending arrangement plan of Seller to the flexible spending arrangement plan of Buyer Group, and in the event such a plan is not sponsored by Buyer Group, Buyer Group shall establish, as soon as practicable following the Closing, such a plan and permit the plan to plan transfer of such account balances. Buyer Group shall honor all elections made under Seller's flexible spending arrangement plan. Buyer Group shall also cause each Buyer Plan to waive to the extent waived under the applicable plans of the Seller (i) any pre-existing condition or other restriction under the Buyer Plans or (ii) any waiting period limitation that would otherwise be applicable to Continuing Employees on or after the Closing under the Buyer Plans.

       (c) As soon as practicable following the Closing Date, (i) Buyer Group shall provide Seller with such documents and other information as Seller shall reasonably request to assure itself that the ESC Medical Systems, Inc. Profit Sharing Plan (the "ESC SAVINGS PLAN") provides for the receipt of eligible rollover distributions (as such term is defined under Section 402 of the Code) or shall be amended as soon as practicable following the Closing Date to provide for the immediate receipt from the Continuing Employees of eligible rollover distributions; (ii) Buyer Group shall provide Seller with a favorable determination letter issued by the Internal Revenue Service (as soon as such favorable determination letter becomes available) to the effect that the terms of the ESC Savings Plan and its related trust qualify under Sections 401(a) and 501(a) of the Code; and (iii) Seller shall provide Buyer Group with such documents as Buyer Group shall reasonably request to assure itself that the accounts of the Continuing Employees under the Coherent Employee Retirement and Investment Plan (the "SELLER SAVINGS PLAN" would be eligible rollover distributions. Effective as of the Closing Date, each Continuing Employee who is a participant in a Seller Savings Plan shall cease to accrue any further benefits under such Seller Savings Plan. The accounts of each Continuing Employee who is a participant in a Seller Savings Plan shall be one hundred percent (100%) vested as of the of Closing Date. Each Continuing Employee who is a participant in a Seller Savings Plan shall be given the opportunity to "rollover" such account balance by way of an eligible rollover distribution to the ESC Savings Plan. Notwithstanding anything in this Agreement to the contrary, each Continuing Employee who is eligible to participate in a Seller Savings Plan will first become eligible to participate in the ESC Savings Plan immediately after the Closing Date.

       (d) Buyer Group shall assume liability for, and shall indemnify Seller against, all claims under the applicable Plans for health, accident, sickness, and disability benefits that are deemed incurred on or after the Closing Date with respect to Continuing Employees in accordance with the terms of Section 2.3(a) hereof, and Seller shall have no further liability therefore with respect to such claims. Seller shall retain responsibility for, and shall indemnify Buyer against, any and all claims under the applicable Plans for health, accident, sickness, and disability benefits, including any claims for workmen's compensation (i) that are deemed incurred prior to the Closing Date with respect to Continuing Employees.

       (e) Nothing contained herein, expressed or implied, is intended to confer upon any Continuing Employee any right to continued employment for any period by reason of this Agreement. Nothing contained herein is intended to confer upon any Continuing Employee any particular term or condition of employment other than with respect to the particular employee benefit plans or severance plans, policies or arrangements expressly referred to in this Agreement.

       (f) Seller shall retain and Buyer Group shall not assume any liabilities incurred by Seller prior to the Closing with respect to any Continuing Employee (unless otherwise expressly provided herein) or any employee benefit plans including, but not limited to, any defined benefit pension plan as defined in Section 3(37) of ERISA (including any withdrawal liability (as provided under 4203 or 4205 of ERISA) with respect thereto); PROVIDED, that Buyer Group shall assume all loans made by Seller or the Seller Subsidiaries to Continuing Employees, all of which are listed on Schedule 2.3(f) of the Disclosure Schedules.

       (g) Buyer Group will promptly after Closing establish an employee retention plan providing, among other things, certain cash or equity-based incentives for qualifying employees of Buyer Group (including, but not limited to, Continuing Employees) (the "RETENTION PLAN"). Buyer Group shall provide Seller with the opportunity to review and comment on the terms of the Retention Plan prior to its adoption.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

       Seller hereby represents and warrants to Buyer Group as follows, subject to such exceptions as are disclosed in a disclosure schedule supplied by Seller to Parent (the "DISCLOSURE SCHEDULES"):

SECTION 3.1   ORGANIZATION

       Each of Seller, Star and the Non-U.S. Companies (together with Star, the "SELLER SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of Seller and the Seller Subsidiaries is duly qualified or licensed to do business in each jurisdiction in which property relating to the Business is owned, leased or operated by Seller or the nature of the Business makes such qualification necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the

Business. Seller and Seller Subsidiaries are all of the entities of Seller and its Affiliates which are engaged in the Business.

SECTION 3.2   AUTHORIZATION

       Each of Seller and the Seller Subsidiaries has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements (to which it is a party) and consummate or cause to be consummated the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements (to which it is a party) by Seller and the Seller Subsidiaries and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Seller and the Seller Subsidiaries, as applicable, and no other corporate proceedings (including, without limitation, a vote of Seller's stockholders) on the part of Seller and the Seller Subsidiaries is necessary to authorize the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements (to which it is a party) have been duly executed and delivered by Seller and the Seller Subsidiaries and constitute, and, in the case of Ancillary Agreements not contemplated to be executed concurrently herewith, will constitute, valid and binding agreements of Seller and the Seller Subsidiaries, as applicable, enforceable against Seller and the Seller Subsidiaries, as applicable, in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies.

SECTION 3.3   CONSENTS AND APPROVALS; NO VIOLATIONS

       (a) Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), or antitrust or other regulatory laws of jurisdictions other than the United States, there are no governmental approvals or consents required for the execution, delivery or performance of this Agreement or the consummation by Seller of the transactions contemplated hereby or by the Ancillary Agreements.

       (b) The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation by Seller or Seller Subsidiaries of the transactions contemplated hereby and thereby will not (i) conflict with or result in any breach or violation of any provision of the certificate of incorporation or by-laws of Seller or any of the Seller Subsidiaries; (ii) require Seller or any of the Seller Subsidiaries to file or register with, or give notice to, or obtain the authorization, consent or approval of any person (other than a governmental entity) whether within or outside the United States;
(iii) violate, conflict with or result in a material default (or any event that, with notice or lapse of time or both, would constitute a material default) under, or result in any termination, cancellation or acceleration or give rise to any such right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any Contract to which Seller or any Seller Subsidiary is a party and constitute Assets or by which Seller, any Seller Subsidiary is a party or any of their assets are subject or by which any of them may be bound that would materially impair Seller's ability to consummate the transactions contemplated hereby and in the Ancillary Agreements; (iv) violate any order, injunction, decree, statute, rule or regulation applicable to Seller, any Seller Subsidiary or the Assets or that would materially impair the ability of Seller or any Seller Subsidiary to consummate the transactions contemplated hereby and in the Ancillary Agreements; or (v) result in the creation or imposition of any Lien upon any Asset other than Permitted Encumbrances. As used in this Section 3.3, references to Seller and its Subsidiaries shall refer only to Seller and its Subsidiaries in connection with the conduct of the Business.

SECTION 3.4   FINANCIAL STATEMENTS

       (a) Attached as Schedule 3.4 of the Disclosure Schedules are (i) the unaudited balance sheet of the Business as of September 30, 2000 and December 30, 2000 (the "BALANCE SHEETS"), (ii) the unaudited balance sheet of the Business as of September 30, 1999 and (iii) the related unaudited statements of income of the Business for the years ended September 30, 1999, September 30, 2000 and for the quarter ended December 30, 2000 (the financial statements referred to in clauses (i), (ii) and (iii) above and the accompanying notes thereto are referred to herein collectively as the "FINANCIAL STATEMENTS"), which have been extracted from the books and records of Seller, which books and records are the basis of the Seller's preparation of financial statements audited by Deloitte & Touche LLP. Except as disclosed in the Financial Statements or on Schedule 3.4 of the Disclosure Schedules, the Financial Statements have been prepared in accordance with GAAP, consistently applied and fairly present in all material respects the financial condition of the Business as of such date and the results of operations of the Business for such periods (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments which were not or are not expected to be material in amount and the omission of financial statement footnotes that are required by GAAP).

       (b) The audited consolidated financial statements of Seller as of September 30, 2000 and the notes thereto, as attached to the Seller's annual report on Form 10-K, filed with the Securities and Exchange Commission on December 14, 2000, as amended, have been prepared in accordance with GAAP consistently applied and fairly present in all material respects the consolidated financial position of Seller as of the date thereof and the consolidated results of operations for such period, except as indicated in the notes thereto.

SECTION 3.5   ABSENCE OF UNDISCLOSED LIABILITIES

       Except for (i) Excluded Liabilities, (ii) liabilities reflected on the Balance Sheets; (iii) liabilities and obligations incurred in the ordinary course of business since December 31, 2000, (iv) as otherwise disclosed herein or on the Disclosure Schedules and (v) such liabilities and obligations as would not have a Material Adverse Effect (as defined in Section 3.6(c)), the Business does not have any liabilities or obligations (whether direct, indirect, accrued or contingent) which would have been required to be disclosed on the Balance Sheets in accordance with GAAP or in the notes thereto.

SECTION 3.6   ABSENCE OF CERTAIN CHANGES

       Except as set forth on Schedule 3.6 of the Disclosure Schedules or as otherwise contemplated by this Agreement, since December 31, 2000 and through the date hereof:

       (a) Seller and the Seller Subsidiaries have carried on the Business in the ordinary course and there has not been any Material Adverse Effect; and

       (b) Neither Seller nor any of the Seller Subsidiaries, with respect to the Business, have:

              (i) sold, assigned, licensed, transferred, conveyed or otherwise disposed of any of the assets primarily related to the Business, except in the ordinary course of business;

              (ii) made any loans, advances (other than advances in the ordinary course of business) or capital contributions to, or investments in, any other person;

              (iii) to the extent it is primarily related to the Business, purchased any business;

              (iv) terminated, modified, transferred or amended any of the Contracts, except in the ordinary course of business;

              (v) Increased in any manner the compensation of any of the employees who are working primarily for the Business whether in the United States or otherwise (the "BUSINESS EMPLOYEES"), except for such increases to Business Employees (other than members of senior management) in the ordinary course of business (including annual reviews) or in accordance with the terms of any employment contract or collective bargaining agreement as currently in effect (except for incentives paid to sales persons in the ordinary course);


                                      -17

              (vi) adopted, granted, extended or increased the rate or terms of any bonus insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such Business Employees, except increases required by any applicable law, rule or regulation (except for incentives paid to sales persons in the ordinary course);

              (vii) made any change in any of the Business' present accounting methods and practices, except as required by GAAP;

              (viii) licensed (other than in connection with sales of products by virtue of such sale) any of the Transferred Intellectual Property to any third party or licensed any of the Licensed Intellectual Property (as defined in Section 5.14(b)) or Licensed Trademarks (as defined in Section 5.14(a)(ii)) to any third party for use in the Business, except to the extent it otherwise would have been permitted under the terms of the license agreements referred to in
Section 5.14 had such agreement been in effect;

              (ix) made or authorized any capital expenditures other than in accordance with the Business' annual plan or other than capital expenditures not exceeding $100,000 individually or $500,000 in the aggregate;

              (x) subjected any of the Assets to any Liens other than Permitted Encumbrances;

              (xi) canceled or compromised any debt or claim or waived or released any rights of the Business; or

              (xii) entered into any agreement to do any of (i) through (xi) of this Section 3.6(b).

       (c) Except as set forth in Schedule 3.6(c) of the Disclosure Schedules or as set forth on the Balance Sheets and other than claims made in the ordinary course of business, to Seller's knowledge, there are no claims against Seller or any of the Seller Subsidiaries with respect to the Business to return products by reason of alleged over shipments, defective products or otherwise, nor, except as set forth on Schedule 3.6(c) of the Disclosure Schedules and except for customary business practices, are there any products in the hands of customers on a test basis with the understanding that such products would be returnable.

       As used in this Agreement, "MATERIAL ADVERSE EFFECT" shall mean any change, circumstance or effect which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse change in, or effect on the assets, liabilities, financial condition or results of operations of the Business or on the ability of Seller to consummate the transactions contemplated hereby or by the Ancillary Agreements; PROVIDED, HOWEVER, "Material Adverse Effect" shall not include any material adverse change or effect occurring (i) to the extent that Seller can demonstrate that such change or effect is a result of the execution and public announcement of this Agreement, the pendency of the Agreement or the consummation of the transactions contemplated hereby that, in each case, can be reasonably attributed to the identity of the Buyer or Buyer Group, as the buyer, (ii) to the extent that Seller or Buyer, as the case may be, can demonstrate that there has been a similar effect on the other party, or
(iii) occurring as a result of general market or industry conditions PROVIDED that to the extent such changes affect Seller, the Business or Buyer Group, as the case may be, disproportionately relative to other entities operating in such industries, such disproportionate impact may be taken into account in determining whether a Material Adverse Effect has occurred.

SECTION 3.7   INTELLECTUAL PROPERTY

       For the purposes of this Agreement, "INTELLECTUAL PROPERTY" shall mean all rights in, arising out of, or associated therewith whether individually or collectively, in mediums that are either currently known or later discovered, authored, developed, made, perfected, improved, designed or engineered and all works of authorship, formulas, processes, drawings, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, technical specifications of components, information, work papers, work product,


                                      -18
and other materials pertaining to: (i) all United States, international and foreign patents and applications therefor and all reexaminations, reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing ("TRADE SECRETS");
(iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world, all databases and data collections and all rights therein throughout the world ("COPYRIGHTS") (iv) all domain names, uniform resource locators ("URLS") and other names and locators associated with the Internet (collectively, "DOMAIN NAMES"), (v) all computer software, including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded ("SOFTWARE"); and (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world ("TRADEMARKS").

       (a) all Patents, Trademarks and Copyrights that are the subject of any filing, application or registration with the United States Patent and Trademark Office or the U.S. Copyright Office and any similar or comparable agency or office in any other jurisdiction ("REGISTERED INTELLECTUAL PROPERTY") and any application to such Registered Intellectual Property, in each case, that constitute Transferred Intellectual Property are set forth in Schedule 3.7(a) of the Disclosure Schedules (the "TRANSFERRED REGISTERED INTELLECTUAL PROPERTY"). In addition, certain common law trademarks of Seller are also set forth in
Schedule 3.7(a) of the Disclosure Schedules.

       (b)    Except as set forth on Schedule 3.7(b) of the Disclosure
Schedules:

              (i) to the knowledge of Seller, each of Seller and its subsidiaries currently has, and the Buyer Group will have after the Closing, such ownership of or other rights by license or other agreement to the Transferred Intellectual Property, Licensed Intellectual Property, and the Intellectual Property made available through the supply of products covered under the Supply Agreement, as the case may be, as is necessary to permit the Business to conduct its operations as currently conducted. Except for the Licensed Intellectual Property, the Buyer Group will receive at the Closing all Intellectual Property owned by Seller or Seller Subsidiaries which is primarily related to, or necessary to the operation of, the Business;

              (ii) there are no pending proceedings or litigation before any court, tribunal (including the United States Patent and Trademarks Office) or equivalent authority anywhere in the world or any other adverse claims, or, to the knowledge of Seller, no such proceedings, litigation or any other adverse claims are threatened, by any person against the use by Seller or any of its subsidiaries (as it relates to the Business) of any Transferred Intellectual Property;

              (iii) neither Seller nor any of its subsidiaries has received notice from any person claiming that the operation of the Business as currently conducted or any act, product, technology or service (including products, technology or services currently under development) infringes or misappropriates any Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction;

              (iv) to the knowledge of Seller, the Transferred Intellectual Property is free and clear of any material Lien other than Permitted Encumbrances, fully transferable, alienable and licensable by, or between, Seller or any of its subsidiaries and Buyer Group without material restriction and without payment of any kind being due to any third party;

              (v) all material and necessary registration, maintenance and renewal fees in connection with the Transferred Registered Intellectual Property have been paid and all material and necessary documents and certificates in connection with such Transferred Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authority in the United States or international or foreign jurisdictions, as the case may be, for the purposes of maintaining such Transferred Registered Intellectual Property except where it has been determined by Seller in the ordinary course of its business not to maintain such Transferred Registered Intellectual Property;

              (vi) there are no contracts, licenses or agreements between Seller or any of its subsidiaries and any other person with respect to the Transferred Intellectual Property under which, to the knowledge of Seller, there is any material dispute regarding the scope of such agreement or performance under such agreement including with respect to any payments to be made or received by Seller or any of its subsidiaries thereunder; and

              (vii) in each case in which Seller or any of the Seller Subsidiaries has acquired ownership or a license of any material Transferred Intellectual Property from any person, Seller or any of the Seller Subsidiaries, as the case may be, has obtained a valid and enforceable assignment sufficient to transfer such rights in such Transferred Intellectual Property to Seller or any of the Seller Subsidiaries.

       (c) To the knowledge of the Seller, the operation of the Business as it is currently conducted, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Seller and its subsidiaries does not, in any material respect, and will not, in any material respect, when conducted by Buyer Group in substantially the same manner following the Closing, infringe or misappropriate the Intellectual Property of any other person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction.

       (d) Each of Seller and any of its subsidiaries has taken such steps that are reasonably necessary to protect material confidential information and trade secrets of the Business.

       (e) The instruments of assignment to be delivered by Seller to Buyer Group (or parties designated by Buyer Group) at the Closing, pursuant to which Seller will assign, or will cause to be assigned, all Transferred Registered Intellectual Property (including any registrations and pending applications with respect thereto) will be duly executed.

       (f) Any and all current or prior employees of Seller or Seller Subsidiaries have signed an agreement with Seller or Seller Subsidiaries assigning to Seller or Seller Subsidiaries, as the case may be, any and all rights such employee may have in inventions created by such employee in the scope of his or her employment by the Business, except as limited by law.

SECTION 3.8   TITLE, OWNERSHIP AND RELATED MATTERS

       (a) As used herein, the term "LIENS" shall mean any pledge, mortgage, charge, claim, title, imperfection, defect or objection, security interest, conditional or installment sales agreement, encumbrance, easement, encroachment, third party right or restriction, of any kind, whether incurred or assumed by Seller or any of the Seller Subsidiaries. As used herein, the term "PERMITTED ENCUMBRANCES" shall mean (i) Liens for current taxes not yet due or taxes being contested in good faith, (ii) mechanics', materialmen's, warehousemen's, contractors', workmens', repairmens', carriers' and similar Liens attaching by operation of law, incurred in the ordinary course of business and securing payments not delinquent or payments which are being contested in good faith, which are not, individually or in the aggregate, material, (iii) the rights, if any, of third-party suppliers or other vendors having possession of equipment of the Business, (iv) Liens, imperfections of Title and easements and zoning restrictions, if any, which do not materially impair the operations of the Business or materially detract from the value of the property subject thereto and purposes to which such property is currently employed and (v) those items listed in Schedule 3.8(a) of the Disclosure Schedules.

       (b) Neither Seller nor any of Seller Subsidiaries own or holds any fee interest in real estate relating to the Business.

       (c) Schedule 3.8(c) of the Disclosure Schedules contains a complete and correct list, as of the date hereof, of the Leased Real Property, setting forth the address, landlord and tenant for each such lease or sublease (the "LEASES"). Seller or its subsidiaries hold good and valid leasehold title to the Leased Real Property, in each case, subject only to the terms, covenants and conditions of the applicable Lease, the Permitted Encumbrances and those items listed in

Schedule 3.8(c) of the Disclosure Schedules. Seller has delivered true, correct and complete copies of all Leases with respect to the Leased Real Property, including all amendments, assignments and agreements relating thereto to Buyer Group. Except as set forth in Schedule 3.8(c) of the Disclosure Schedules, each Lease grants the tenant thereunder the right to use and occupy the demised premises and to enjoy peaceful and undisturbed possession with respect to the Leased Real Property. As of the date hereof, all Leases relating to the Leased Real Property are in full force and effect and constitute legal, valid and binding obligations of Seller or its subsidiaries. There exist no material defaults or conditions which with the giving of notice or the passage of time, or both, would constitute a material default by Seller, or to the knowledge of Seller, the other party or parties thereto with respect to the Leases for the Leased Real Property.

       (d) (i) The Leased Real Property constitutes all the leasehold interests in real estate occupied by the Seller for use by the Business; (ii) to the knowledge of Seller, the use and operation of the Leased Real Property does not violate, in any material respect, any agreement affecting the Leased Real Property to which Seller or any of the Seller Subsidiaries is a party; (iii) neither Seller nor any of the Seller Subsidiaries has received written notice that the Leased Real Property is in violation in any material respect of any instrument of record (iv) there is no violation of any covenant, condition, restriction, or easement relating to the Leased Real Property, except for such violations which do not, or would not reasonably be expected to have a Material Adverse Effect; (v) other than the Stanford Industrial Park Matter and the Condensa Matter, neither the Seller nor any of the Seller Subsidiaries has received written notice or, to the knowledge of Seller, is otherwise aware that the Leased Real Property is not in compliance, in any material respect, with any applicable building, zoning, subdivision, land use or other similar applicable laws affecting the Leased Real Property (excluding Environmental Laws, which is addressed in Section 3.14 hereof) ("REAL PROPERTY LAWS"); and (vi) none of the Leased Real Property is subject to any pending, or, to the knowledge of the Seller, threatened suit for condemnation or other taking by any governmental authority.

       (e) Except as set forth in Schedule 3.8(e) of the Disclosure Schedules, Seller has, and at the Closing Seller will deliver to Buyer Group good, valid and marketable title to the Assets (other than the Leased Real Property, which are addressed in subsection (a)), free and clear of all Liens except for Permitted Encumbrances.

SECTION 3.9   LITIGATION; PRODUCT LIABILITY

       (a) Except as set forth on Schedule 3.9(a) of the Disclosure Schedules, there are no claims, actions, suits, administrative, arbitration or other inquiries, investigations or proceedings (collectively, "CASES") pending, or, to Seller's knowledge, threatened, against Seller or any of its subsidiaries or any of their properties, assets and business operations, as of the date hereof, by or before any court, governmental or regulatory authority or by any third party, in each case relating to the Business. Seller is not subject to any judgments, orders or decrees entered in any lawsuits or proceedings that are related to the Business.

       (b) Except as set forth on Schedule 3.9(b) of the Disclosure Schedules, as of the date hereof, there are no pending, or, to the knowledge of Seller, threatened civil, criminal or administrative actions, suits, demands, claims, notices of violation, investigations, proceedings or demand letters against Seller or any of its subsidiaries relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of Seller with respect to the Business. Schedule 3.9(b) of the Disclosure Schedules sets forth, as of the date hereof, a true and complete list of all written, non-uniform product warranties, indemnifications or guarantees with respect to any products manufactured by Seller and sold or distributed by the Business that Seller has extended to any of its customers.

SECTION 3.10  COMPLIANCE WITH APPLICABLE LAW

       (a) Except as set forth on Schedule 3.10(a) of the Disclosure Schedules, to Seller's knowledge, Seller and its subsidiaries have conducted and conduct the Business in compliance in all material respects with all applicable laws, orders, ordinances, rules and regulations of any federal, state, local or foreign governmental authority applicable to the Business (other than Environmental Laws, which are governed by Section 3.14).

       (b)    Except as disclosed in Schedule 3.10(b) of the Disclosure
Schedules:

              (i) Seller and the Seller Subsidiaries hold all governmental licenses necessary for the operation of the Business (the "LICENSES");

              (ii) each License is valid and binding on Seller and in full force and effect; and

              (iii) neither Seller is, nor has it received any notice that it or any of its subsidiaries is, in material default (or with the giving of notice or lapse of time or both, would be in material default) under any License.

SECTION 3.11  CERTAIN CONTRACTS AND ARRANGEMENTS

       (a) Except as set forth on Schedule 3.11 of the Disclosure Schedules, as of the date hereof, neither Seller nor any of its subsidiaries is a party to any of the following Contracts:

              (i)    collective bargaining agreement;`

              (ii) employment agreement with any Business Employee or consulting agreement with any person in each case providing for total annual payments in excess of $100,000 not terminable at will;

              (iii) partnership, joint venture or other similar agreement or arrangement requiring the commitment of capital in excess of $100,000;

              (iv) license or other similar agreement (other than (i) governmental permits or licenses used in connection with the operation of the Business and (ii) off-the-shelf software licenses);

              (v) agency, sales representation, distribution or other similar agreement providing for annual payments in excess of $100,000;

              (vi) agreement for the purchase of supplies or materials other than in the ordinary course of business providing for annual payments in excess of $175,000;

              (vii) agreement for the sale of goods or services other than in the ordinary course of business providing for annual payments in excess of $100,000;

              (viii) agreement (non-compete or otherwise) or commitment that is binding upon Seller or any of its subsidiaries or, in each case, any of its officers, directors or employees which has or may have the effect of prohibiting or impairing any material business practice, any acquisition of material property (tangible or intangible) or the conduct of business by Seller, any of its subsidiaries or any affiliates thereof;

              (ix) agreement under which Seller or any of its subsidiaries or, in each case, its officer, director, or employee is restricted from selling, licensing or otherwise distributing any of Seller's or any of its subsidiaries' technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market;

              (x) any agreement which is not terminable without penalty on three (3) (or fewer) month notice, providing for payments individually in excess of $100,000, or in the aggregate in excess of $250,000; and

              (xi) other than this Agreement, any agreement for the acquisition or disposition of assets related to the Business entered into in the last three (3) years, other than in the ordinary course of business providing for payment, individually or in the aggregate, in excess of $50,000.

       (b) except as set forth on Schedule 3.11 of the Disclosure Schedules, all such agreements are valid, binding and enforceable in accordance with their terms and Seller is not in default under any of the aforesaid agreements and, to the best knowledge of Seller, no other party is in default under any of the aforesaid agreements. Seller has provided Buyer with access to true and complete copies of each agreement, contract and commitment identified on Schedule 3.11 of the Disclosure Schedules.

       (c) Schedule 3.11(c) of the Disclosure Schedules sets forth Seller's best good faith estimate of any costs that may be incurred upon the termination of any of Seller's distribution agreements Related to the Business.

SECTION 3.12  TAXES

       (a) To the extent that failure to do so adversely affects any member of Buyer Group, the Assets or the Business, or any member of Buyer Group's use of the Assets or the Business, Seller and its subsidiaries have duly filed or will duly file or cause to be duly filed all Tax Returns (as defined in Section 3.12) that are required to be filed and have duly paid or will duly pay or cause to be duly paid in full or made provision or will provide in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as defined in Section 3.12) for all periods or portions thereof ending through and including the Closing Date. All such Tax Returns are correct and complete and accurately reflect or will accurately reflect all liability for Taxes for the periods covered thereby.

       (b)    There are no liens for Taxes on the Assets.

       (c) Seller has not made any change in accounting methods with respect to the Business, received a ruling from any taxing authority or signed an agreement with respect thereto or signed any closing agreement with respect to any Taxes that are related to the Business for any period ending on or before the Closing.

       (d) To the extent that failure to do so adversely affects any member of Buyer Group, the Assets or the Business, or any member of Buyer Group's use of the Assets or the Business, Seller and each of its subsidiaries have complied or will comply in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes within the time and the manner prescribed by law, and have withheld and paid or will withhold and pay over to the proper taxing authorities all amounts required to be so withheld and paid over under applicable laws.

       (e) No federal, state, local or foreign audits, examinations, investigations or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Seller or any of its subsidiaries that are related to the Business.

       (f) To the extent that failure to do so adversely affects any member of Buyer Group, the Assets or the Business, or any member of Buyer Group's use of the Assets or the Business, all Tax deficiencies that have been claimed, proposed or asserted against Seller or any of its subsidiaries have been fully paid or finally settled, and no issue has been raised in any examination by any taxing authority that, by application of similar principles, could reasonably be expected to result in the proposal or assertion of such a Tax deficiency related to the Business for another year not so examined.

       (g) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies related to the Business against Seller or any of its subsidiaries.

       (h) No power of attorney has been granted or imposed upon the Business by or with respect to Seller or any of its subsidiaries with respect to any matter relating to Taxes.

       (i) Schedule 3.12 of the Disclosure Schedules sets forth (i) all material elections with respect to Taxes made by Seller and each of its subsidiaries with respect to the Business to the extent such election would affect any member of Buyer Group, the Assets or the Business, or any member of Buyer Group's use of the Assets or the Business, and (ii) all foreign, state and local jurisdictions in which Seller and/or any of its subsidiaries is or has been subject to Taxes and each material type of Tax payable in such jurisdiction during the previous three (3) taxable periods, in each case, related to the Business.

       (j) Seller and its controlled affiliates do not as of Closing own or have any present plan or intention to own directly or indirectly voting securities or rights to acquire voting securities of Parent or any subsidiary thereof, in an amount which, when added to the Parent Stock delivered to Seller pursuant to Section 1.2(a)(v) hereof and any other securities then held by Seller and its affiliates would cause Seller and its affiliates to hold more than 20% of the outstanding voting stock of the Buyer (taking into account for this purpose only the stock of Parent then outstanding but including any other right to acquire stock of Parent then held by Seller or its affiliates).

       (k) Neither Seller nor any of the Seller Subsidiaries has received written notice of any claim made by an authority in a jurisdiction where neither Seller nor any of the Seller Subsidiaries file Tax Returns, that Seller or any of the Seller Subsidiaries is or may be subject to taxation by that jurisdiction in respect of the Assets or the Business.

       (l) The Assets represent less than two-thirds (in value) of all the assets used in trades or businesses carried on by Seller.

       (m) "TAXES" shall mean all taxes, levies, charges or fees including, without limitation, income, corporation, gross receipts, transfer, excise, property, sales, use, value-added, goods and services, license, payroll, withholding, social security, stamp, business consumption and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government, and such term shall include any interest, penalties or additional tax attributable thereto.

       (n) "TAX RETURN" shall mean any report, return (including any information return) or statement required to be supplied to a taxing authority in connection with Taxes including, without limitation, any amendments thereto.

SECTION 3.13  EMPLOYEE BENEFIT PLANS; ERISA; EMPLOYEES

       (a) Schedule 3.13(a) of the Disclosure Schedules lists all benefit (including medical and retiree medical or welfare) and compensation plans and contracts including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans maintained for the benefit of or contributed to by Seller or any of its subsidiaries for the benefit of any Business Employee or former employee of the Business (the "PLANS"). True and complete copies of all Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Plans, and all amendments thereto have been made available to Buyer Group.

       (b) Attached as Schedule 3.13(b) of the Disclosure Schedules is a complete and accurate list of all of the names of the employees in the Division (the "DIVISION EMPLOYEES"), each Division Employee's position and the entity which employees such Division Employee.

       (c) Except as set forth on Schedule 3.13(c) of the Disclosure Schedules, no Title IV Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Title IV Plan a plan described in section 4063(a) of ERISA. With respect to any Title IV Plan that is a "multiemployer pension plan," (i) neither Seller nor any ERISA Affiliate (as defined below) has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA, and (ii) no event has occurred that presents a material risk of a partial withdrawal. If any Title IV Plan is a "multiemployer pension plan," the aggregate withdrawal liability of Seller and its ERISA Affiliates, computed as if a complete withdrawal by Seller and the ERISA Affiliates had occurred under each such Plan on the date hereof, would not exceed $100,000. An "ERISA AFFILIATE" shall be considered to be any trade or business, whether or not incorporated, that together with Seller would be deemed a "single employer" within the meaning of section 4001(b) of ERISA.

SECTION 3.14  ENVIRONMENTAL MATTERS

       Except (i) as set forth in Schedule 3.14 of the Disclosure Schedule and
(ii) with respect to the Condensa Matter and the Stanford Industrial Park
Matter:

       (a) Seller and Seller Subsidiaries hold all material permits, licenses and other authorizations which are required under applicable Environmental Laws (as defined in subsection (i)) relating to its Business as it is currently being conducted ("ENVIRONMENTAL PERMITS") and Seller and its subsidiaries are in compliance in all material respects with the terms and conditions of the Environmental Permits. All such Environmental Permits are valid and in full force and effect and no action is pending to revoke any Environmental Permit. To the extent required by applicable Environmental Laws, Seller and Seller Subsidiaries, with respect to the Business, have filed (or will have filed by the Closing Date) all applications necessary to renew or obtain any necessary permits, licenses or authorizations in a timely fashion so as to allow Seller and its subsidiaries to continue to operate their businesses as they are currently being conducted in compliance with applicable Environmental Laws. Seller has no knowledge of any circumstance which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.

       (b) Seller and its subsidiaries have been and are in compliance in all material respects with applicable Environmental Laws with respect to the operation of the Business.

       (c) Seller has made available to Buyer or Buyer's agents or delivered to Buyer or Buyer's agents true and complete copies of all Phase 1 and Phase 2 environmental assessments that are in Seller or Seller's subsidiaries' possession that have been written in the last five years relating to the Leased Real Property or any other property or facility previously owned, operated or leased by Seller or its subsidiaries with respect to the Business (the "FORMER REAL PROPERTY"). Seller has listed, on Schedule 3.14(c) of the Disclosure Schedules, all of the permits, licenses, and other authorizations required by Environmental Laws that have been issued to Seller and Seller Subsidiaries with respect to the operation of the Business or the ownership, operation and use of the Real Property.

       (d) Seller and its subsidiaries have not received written notice of any civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter relating to the Seller, its subsidiaries, the Business, the Real Property or any other property or facility previously owned, operated or leased by Seller or its Subsidiaries with respect to the Business (the "FORMER REAL PROPERTY"), relating in any way to the Environmental Laws ("ENVIRONMENTAL CLAIMS") and to the knowledge of Seller and its subsidiaries, no such Environmental Claim is threatened.

       (e) Seller and its subsidiaries are not aware of any facts which could result in any environmental liability which could reasonably be expected to result in a Material Adverse Effect on the Business.

       (f) Seller and its subsidiaries have not, and to the best of the Seller's or its subsidiaries' knowledge, no other person has, Released, discharged, or otherwise disposed, of any Hazardous Substances (as defined in subsection (i)) on, beneath or adjacent to the Real Property or the former real property, except for Releases of Hazardous Substances subject to a permit or authorization pursuant to applicable Environmental Law or for Releases, discharges or disposals that are not likely to result in a material claim against Seller, its subsidiaries, Parent, or Buyer.

       (g) No employee of Seller or its subsidiaries in the course of his or her employment with Seller or its subsidiaries with respect to the Business has been exposed to any Hazardous Substances during the course of his or her employment that could reasonably be expected to result in any material liability to Seller, its subsidiaries, Parent or Buyer.

       (h) With respect to the Business, Seller and Seller Subsidiaries have not entered into any agreement that may require them to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any person from or against any liabilities or costs arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Substances, or otherwise arising in connection with or under Environmental Laws, excluding (1) credit agreements and (2) leases.

       (i)    For purposes of this Agreement:

              (i) "ENVIRONMENTAL LAWS" shall mean all foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources, each as amended to date.

              (ii) "HAZARDOUS SUBSTANCES" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" or words of similar meaning and regulatory effect; or (c) any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any applicable Environmental Law.

              (iii) "RELEASE" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

SECTION 3.15  INSURANCE

       (a) Schedule 3.15(a) of the Disclosure Schedules contains a complete and correct list and an accurate summary (including the name of the insurer or if self-insured), whether such policy is an "occurrence" or "claims made" policy, premiums, coverage, deductibles and expiration dates, broker and carrier) of all insurance policies related to the Business currently maintained by Seller or any of its subsidiaries on which Seller or any of its subsidiaries is a named insured or beneficiary (the "POLICIES"). Seller has made available to Buyer complete and correct copies of all Policies together with (i) all riders and amendments thereto and (ii) if completed, the applications for each Policy. Such Policies, as are current, are in full force and effect, all premiums due thereon have been paid, and Seller and its subsidiaries have complied in all material respects with the provisions of such Policies, and all such Policies either specifically include Seller or one Seller Subsidiaries as a named insured or include omnibus named insured language which generally includes Seller or one of its subsidiaries.

       (b) Neither Seller nor any of its subsidiaries has received written notice of revocation, cancellation or limitation with respect to any of the Policies.

       (c) Neither Seller nor any of its subsidiaries has taken or, to Seller's knowledge failed to take, any action that would enable the insurers under any Policy to avoid liability for claims arising out of occurrences prior to the Closing Date.

       (d) To the Seller's knowledge, Seller and the Seller Subsidiaries are in compliance, in all material respects, with all warranties contained in any of the Policies.

       (e) Schedule 3.15(e) of the Disclosure Schedules lists all claims related to the Business made during the twenty four months immediately preceding the date hereof under any of the Policies in excess of $80,000 per claim.

SECTION 3.16  LABOR MATTERS

       (a)    Except as set forth on Schedule 3.16 of the Disclosure Schedules,
(a) neither Seller nor any of the Seller Subsidiaries is a party to any labor agreement with any labor organization, group or association with respect to Business Employees; (b) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending (for which notice has been provided), or to the knowledge of Seller, threatened against or affecting the Business; (c) there is no unfair labor practice charge or complaint against Seller or any of the Seller Subsidiaries (relating to any Business Employees) pending or, to the knowledge of Seller, threatened before the National Labor Relations Board or any similar foreign agency; (d) there is no pending grievance nor any pending arbitration proceeding arising out of or under any collective bargaining agreements relating to the Business Employees; (e) no material charges with respect to or relating to Seller or the Seller Subsidiaries are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to any Business Employees; and (f) neither Seller nor any of the Seller Subsidiaries have received notice of the intent of any federal, state or foreign governmental authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Business Employees and no such investigation is in progress.

       (b) To the knowledge of Seller, as of the date hereof, no current key employee of the Business has taken any action or announced he or she will take any action to terminate his or her employment relationship with Seller.

       (c) Since the enactment of Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), the Seller and its Subsidiaries have not effectuated a "plant closing," "mass layoff" or "employment loss" (as defined in the WARN Act).

SECTION 3.17  SUPPLIERS

       Schedule 3.17 of the Disclosure Schedules sets forth a list of the Business' 20 largest suppliers in terms of purchases and, to Seller's knowledge, suppliers who are the only source for the product or component supplied by them to the Business during the calendar year 2000 (collectively the "KEY SUPPLIERS"), showing the approximate total purchases by or behalf of the Business from each such supplier during such period. No material adverse change has occurred in the business relationship of Seller with any Key Supplier since December 31, 2000 and prior to the date hereof and, to Seller's knowledge, no events have occurred that could reasonably be expected to result in a material adverse change to such relationship. Since December 31, 2000 and prior to the date hereof, no Key Supplier has declined to renew any contract with Seller in connection with the Business.

SECTION 3.18  CUSTOMERS

       Schedule 3.18 of the Disclosure Schedules sets forth a true and complete list of the Business' top 20 customers during the calendar year 2000, showing the approximate total sales by or on behalf of the Business to each such customer during such period. No material adverse change has occurred in the business relationship of Seller with any such customer since December 31, 2000 and prior to the date hereof and, to Seller's knowledge, no events have occurred that could reasonably be expected to result in a material adverse change to such relationship. Since December 31, 2000 and prior to the date hereof, no customer has declined to renew any contract with Seller in connection with the Business.

SECTION 3.19  ASSETS, LICENSES AND PERMITS NECESSARY TO THE BUSINESS; EQUIPMENT

       (a) Except as set forth on Schedule 3.19(a) of the Disclosure Schedules, following the Closing, by means of the transfer of the Assets, the licenses set forth in Section 5.14 hereof, the Supply Agreement and the transition services to be provided in accordance with Exhibit K, Buyer Group will own, license or otherwise have the right to use all the assets necessary to carry on the Business in substantially the same manner as presently conducted.

       (b) Schedule 3.19(b) of the Disclosure Schedules lists all material Permits and Licenses (i) pursuant to which Seller and the Seller Subsidiaries currently operate the Business and (ii) which are required for the operation of the Business or the holding of any interest in the Assets. Except as set forth on Schedule 3.19(b) of the Disclosure Schedules, all Permits and Licenses are in full force and effect and to the extent currently used in the operation of the Business are transferable to Buyer Group or may be obtained by Buyer in the ordinary course.

SECTION 3.20  TRANSACTIONS WITH AFFILIATES

       (a) Except as set forth on Schedule 3.20(a) of the Disclosure Schedules, (i) no affiliate of Seller (other than the Seller Subsidiaries), is an employee, consultant, competitor, customer, distributor, supplier or vendor of, or is party to any contractual obligations with Seller relating to the Business and (ii) no officer or director of Seller is an affiliate of any competitor, customer, distributor, supplier or vendor of the Business. Except as set forth on Schedule 3.20(a) of the Disclosure Schedules, none of the Assets are owned by an affiliate of Seller (excluding any Seller Subsidiary) or subject to any license or similar arrangement allowing use thereof by an affiliate (excluding any Seller Subsidiary).

       (b) Schedule 3.20(b) of the Disclosure Schedules, the Supply Agreement and the transition services listed on Exhibit K contain all the material services provided for, and material products manufactured by or sold to, the Business by Seller, its divisions and its subsidiaries during the twelve months immediately prior to the date hereof.

       (c) Set forth in Schedule 3.20(c) of the Disclosure Schedules is the jurisdiction of incorporation of each Non-U.S. Company.

SECTION 3.21  CERTAIN FEES

       Except for any broker, finder or investment banker whose fee and commission is the sole responsibility of Seller, there is no broker, finder or investment banker entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the transactions contemplated hereby based upon arrangements made by Seller or on Seller's behalf.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BUYER GROUP

       Buyer Group hereby represents and warrants, jointly and severally, to Seller as follows:

SECTION 4.1   ORGANIZATION

       Each of Parent and Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of Parent and Buyer is duly qualified or licensed to do business in each jurisdiction in which it owns, leases or operates its property or where the nature of the business conducted by such party makes such qualification necessary.

SECTION 4.2   AUTHORIZATION

       Each of Parent and Buyer has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements (to which it is a party), and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements (to which it is a party), the issuance of the Notes and the Parent Stock issuable upon conversion of the Notes by Parent and Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors of Parent and Buyer, as applicable, and no other corporate proceedings, including, without limitation, a vote of the Parent's stockholders, on the part of Parent or Buyer is necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements (to which it is a party) or the consummation of the transactions contemplated hereby or thereby, including, without limitation, the issuance of the Notes and the Parent stock issuable upon conversion of the Notes. This Agreement and the Ancillary Agreements (to which it is a party) have been duly executed and delivered by each of Parent and Buyer and constitute, and, in the case of Ancillary Agreements not contemplated to be executed concurrently herewith, will constitute, valid and binding agreements of Parent and Buyer, as applicable, enforceable against Parent and Buyer, as applicable, in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies.

SECTION 4.3   CONSENTS AND APPROVALS; NO VIOLATIONS

       (a) Except for applicable requirements of the HSR Act, or antitrust or other regulatory laws of jurisdictions other than the United States, and except as set forth on Schedule 4.3(a) of the disclosure schedules being delivered to Buyer Group by Seller herewith (the "BUYER DISCLOSURE SCHEDULES"), there are no governmental approvals or consents required for the execution, delivery or performance of this Agreement or the consummation by Buyer Group of the transactions contemplated hereby or by the Ancillary Agreements.

       (b) Except as set forth on Schedule 4.3(b) of Buyer Disclosure Schedules, neither the execution, delivery or performance of this Agreement and the Ancillary Agreements, the issuance of the Note and the Parent Stock, nor the consummation by Buyer Group of the transactions contemplated hereby and thereby will (a) conflict with or result in any breach or violation of any provision of the articles of association and bylaws of Parent or the certificate of incorporation or by-laws of Buyer; (b) require any filing or registration with, or notice or declaration to, or the obtaining of any permit, license, authorization, consent or approval of, any governmental or regulatory authority whether within or outside the United States; (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in any termination, cancellation or acceleration, or give rise to any such right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any Contract to which either Parent or Buyer is a party or by which Parent or Buyer or any of their respective assets is subject or by which any of them may be bound; or that would materially impair the Parent's or Buyer's ability to consummate the transactions contemplated hereby and in the Ancillary Agreements; (d) violate any order, injunction, decree, statute, rule or regulation applicable to Parent or Buyer or that would materially impair the Parent's or Buyer's ability to consummate the transactions contemplated hereby and in the Ancillary Agreements; or (e) result in the creation or imposition of any material Lien upon any properties, assets or business of Parent or Buyer that would adversely affect the ability of Buyer Group to consummate the transactions contemplated by this Agreement and the Ancillary Agreements or have a Material Adverse Effect on Buyer.

SECTION 4.4   FINANCING

       Buyer has received commitment letters, copies of which are attached hereto as Exhibit L (the "FINANCING LETTERS"), from lenders, pursuant to which such lenders have agreed (subject to the conditions expressed therein) to provide to Buyer, at the Closing, sufficient funds to pay the Closing Cash Purchase Price, any expenses to be incurred by

Buyer in connection with this Agreement and all other amounts payable by Buyer at the Closing, to perform its obligations hereunder following the Closing (the "FINANCING").

SECTION 4.5   SEC REPORTS

       (a) Parent has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1999 (the "PARENT SEC DOCUMENTS"). As of their respective dates, the Parent SEC Documents, including any Parent SEC Documents filed after the date of this Agreement until the Closing, complied or will comply in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the regulations enacted thereunder, as applicable, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       (b) The financial statements of Parent included in the Parent SEC Documents filed since January 1, 1999 and in any Parent SEC Documents filed after the date of this Agreement until the Closing (including any related notes) complied or will comply as to form in all material respects, as of their respective dates of filing with the rules and regulations of the SEC with respect thereto and have been or will have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated balance sheets, results of their operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal recurring year end audit adjustments which were not or are not expected to be material in amount). The balance sheet of Parent dated September 30, 2000 contained in Parent's quarterly report on Form 10-Q for the period ended September 30, 2000 is hereinafter referred to as the (the "PARENT BALANCE SHEET").

       (c) Parent has furnished to Seller a complete, and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

SECTION 4.6   ISSUANCE OF PARENT STOCK

       The Parent Stock is duly authorized, validly issued and fully paid and non-assessable, has the rights and privileges set forth in Parent's articles of association and, except as expressly provided herein, is being issued free and clear of all Liens, voting trusts, proxies, calls or commitments of any kind. Assuming the accuracy of the representations and warranties set forth in Section 5.19, the offer, sale and issuance by Parent to Seller of the Note and the Parent Stock will be exempt from the registration requirement of Section 5 of the Securities Act and will be registered or qualified (or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

SECTION 4.7   CERTAIN FEES

       Except for any broker, finder or investment banker whose fee and commission is the sole responsibility of Buyer Group, there is no broker, finder or investment banker entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the transactions contemplated hereby based upon arrangements made by Buyer Group or on Buyer Group's behalf.

SECTION 4.8   ABSENCE OF UNDISCLOSED LIABILITIES

       Except (i) liabilities reflected on the Parent Balance Sheet; (ii) liabilities or obligations disclosed in Parent SEC Documents filed prior to the date hereof; (iii) liabilities and obligations incurred in the ordinary course of business since September 30, 2000; (iv) as otherwise disclosed herein or on
Schedule 4.8 of the Buyer Disclosure Schedules and (v) such liabilities and obligations as would not have a Material Adverse Effect, Parent does not have any liabilities or obligations (whether direct, indirect, accrued or contingent).

SECTION 4.9   ABSENCE OF CERTAIN CHANGES

       Except as set forth on Schedule 4.9 of the Buyer Disclosure Schedules or as otherwise contemplated by this Agreement and except as disclosed in Parent SEC Documents filed prior to the date hereof, since September 30, 2000:

       (a) Parent has carried on the its business and operations in the ordinary course and there has not been any Material Adverse Effect; and

       (b)    Neither Buyer nor Parent have:

              (i) sold, assigned, licensed, transferred, conveyed or otherwise disposed of any of material assets, except in the ordinary course of business;

              (ii) made any change in any present accounting methods and practices, except as required by GAAP;

              (iii) licensed any material intellectual property to or from any third party pursuant to an arrangement other than in the ordinary course of business;

              (iv) canceled or compromised any debt or claim or waived or released any material rights relating to its business; or

              (v)    entered into any agreement to do any of the foregoing.

SECTION 4.10  LITIGATION

       Except as set forth on Schedule 4.10 of the Buyer Disclosure Schedules or as disclosed in the Parent SEC Documents filed prior to the date hereof, as of the date hereof, there are no Cases pending, or, to Buyer's knowledge, threatened, against Buyer or any of its subsidiaries or any of their properties, assets and business operations, before any court, governmental or regulatory authority, except where any such Cases, individually or in the aggregate, do not have a Material Adverse Effect. Neither Buyer nor any of its subsidiaries is subject to any unsatisfied judgments, orders or decrees entered in any Cases.

SECTION 4.11  INTELLECTUAL PROPERTY

       Except as set forth on Schedules 4.10 or 4.11 of the Buyer Disclosure Schedules or as otherwise disclosed in any Parent SEC Documents filed prior to the date hereof:

       (a) To the knowledge of Buyer Group, Buyer Group has such ownership of, or other rights by licenses, as the case may be, in and to such Intellectual Property as is necessary to permit Buyer Group to operate its business (including that of its subsidiaries), as currently conducted;

       (b) There are no pending proceedings or litigation before any court, tribunal (including the United States Patent and Trademarks Office) or equivalent authority anywhere in the world or any other adverse claims, or, to the knowledge of Buyer Group, no such proceedings, litigation or any other adverse claims are threatened, by any person against the use by Buyer Group or any of its subsidiaries any Intellectual Property of Buyer Group;

       (c) Neither Buyer Group nor any of its subsidiaries has received notice from any person claiming that the operation of Buyer Group's business or any act, product, technology or service (including products, technology or services currently under development) of Buyer Group infringes or misappropriates any Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction;

       (d) To the knowledge of Buyer Group, the operation of the business of Buyer Group as it is currently conducted, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Buyer Group and its subsidiaries does not, in any material respect, infringe or misappropriate the Intellectual Property of any other person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction;

       (e) Each of Buyer Group and its subsidiaries has taken such steps that are reasonably necessary to protect material confidential information and trade secrets of Buyer Group's business.

                                    ARTICLE V

                                    COVENANTS

SECTION 5.1   CONDUCT OF THE BUSINESS

       Seller agrees that during the period from the date of this Agreement to the Closing Date, except (i) as otherwise contemplated by this Agreement or the transactions contemplated hereby, (ii) for those matters set forth in Schedule
5.1 of the Disclosure Schedules, or (iii) as consented to by Buyer or Parent, it shall, and shall cause the Seller Subsidiaries to:

       (a) conduct the Business in the ordinary course and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact the Assets, use commercially reasonable efforts to keep available the services of the Business Employees and preserve relationships with those persons having business dealings with the Business as of the date hereof; and

       (b)    not, with respect to the Business,

              (i) sell, assign, sublease, license, transfer, convey or otherwise dispose of any of the assets primarily related to the Business, except in the ordinary course of business;

              (ii) terminate, modify, transfer or amend any of the Contracts, except in the ordinary course of business;

              (iii) to the extent it is primarily related to the Business, purchase any business;

              (iv) enter into any new agreement related solely to the Business other than renewals of existing agreements or otherwise in the ordinary course of business consistent with past practice;

              (v) Except to the extent specifically provided in Schedule 3.6(a)(v) of the Disclosure Schedule, increase in any manner the compensation of any of the Business Employees, except for such increases to Business

Employees whether in the United States or otherwise (other than members of senior management) in the ordinary course of business (including annual reviews) or in accordance with the terms of any employment contract or collective bargaining agreement as currently in effect (other than incentives to sales persons in the ordinary course);

              (vi) adopt, grant, extend or increase the rate or terms of any bonus (other than incentives to sales persons in the ordinary course), insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the Business Employees, except increases required by any applicable law, rule or regulation;

              (vii) make any change in any of the Business' present accounting methods and practices, except as required by GAAP;

              (viii) license (other than in connection with the sale of products by virtue of such sale) any of the Transferred Intellectual Property to any third party or license any of the Licensed Intellectual Property or Licensed Trademarks to any third party for use in the Business, except to the extent it otherwise would have been permitted under the terms of the license agreements referred to in Section 5.14 had such agreement been in effect;

              (ix) make or authorize any capital expenditures other than in accordance with the Business' annual plan or other than capital expenditures not exceeding $100,000 individually or $500,000 in the aggregate;

              (x) make any loans, advances (other than advances in the ordinary course of business) or capital contributions to, or investment in, any other person other than pursuant to preexisting commitments;

              (xi) subject any of the Assets to any Lien other than Permitted Encumbrances;

              (xii) cancel or compromise any debt or claim or waive or release any rights of the Business, other than debts, claims and rights which are not Assets or which are primarily related to the Retained Business;

              (xiii) modify practices with respect to the collection of Receivables or the maintenance of inventory levels; or

              (xiv)  enter into any agreement to do any of (i) through (xiii).

SECTION 5.2   ACCESS TO INFORMATION

       (a) Between the date of this Agreement and the Closing Date, Seller shall, subject to any restrictions as to confidentiality applicable to Seller whether by law, agreement or contract, (i) give Buyer Group and its authorized representatives reasonable access to all books, records, work papers, personnel, offices and other facilities and properties of the Business and its accountants;
(ii) permit Buyer Group and its authorized representatives to make such copies and inspections thereof (to the extent related to the Business) as any of them may reasonably request; (iii) subject to the required consents of any property owners, if any, permit Buyer Group and its authorized representatives to conduct a reasonable environmental investigation of the Business and the Real Property, including, at the discretion of the Buyer Group, to collect reasonable samples of soil, groundwater, surface water, other environmental media and suspect asbestos-containing building materials; provided that Seller shall have the right to review and comment on any scope of work for such investigation, shall be given copies of all draft and final reports and test results and shall have the right to take split samples of any samples taken; and (iv) cause the officers of Seller to furnish Buyer Group and its authorized representatives with such financial and operating data and other information related to the Business and properties of the Business, excluding, however, such data and other information related primarily to the Retained Business, as any of them may from time to time reasonably request; PROVIDED, HOWEVER, that any such access shall be upon reasonable notice and conducted during normal business hours under the supervision of Seller's personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not interfere unreasonably with the normal operations of the Business, except as otherwise contemplated by this Agreement.

       (b) Both Buyer Group and Seller agree that authorized representatives of each shall meet at the request of either Buyer Group or Seller in order to discuss any material changes in the information set forth in the Disclosure Schedules or the Buyer Disclosure Schedules.

       (c) Except to the extent that the Closing shall have occurred (and subject to Section 5.11 hereof), Buyer Group shall keep confidential and shall cause its and their partners, management, officers, directors, employees and advisors to keep confidential all nonpublic information related to the Business and Seller, except as required by order of a court having competent jurisdiction, in which case Buyer Group shall notify Seller to allow Seller a reasonable amount of time to prepare appropriate motions or to otherwise intervene with such court to block such disclosure, and except for information that becomes public other than as a result of a breach of this Section 5.2. Seller shall use its reasonable efforts to enforce any confidentiality agreements relating to the Business on Buyer's behalf at Buyer's request and cost.

SECTION 5.3   CONSENTS AND APPROVALS

       (a) Except as otherwise provided herein, each of the parties shall use its commercially reasonable efforts to make all necessary filings with governmental authorities required to consummate the transactions contemplated hereby prior to the Closing.

       (b)    (i)    Each of Seller and Buyer (or each of their ultimate parent entities as defined in the rules promulgated under the HSR Act) has filed or caused to be filed or will file or cause to be filed, with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, the notification and documentary material required under the HSR Act in connection with the consummation of the transactions contemplated by this Agreement. In addition, each of Seller and Buyer Group shall promptly take all action necessary to make any filings required under any other state or foreign antitrust law; and

              (ii) Seller and Buyer Group shall promptly file any additional information requested under the HSR Act as soon as practicable after receipt of any request for additional information. Buyer Group and Seller shall use their commercially reasonable efforts to obtain early termination of the applicable waiting period, to the extent required, with the applicable regulatory authorities, including under the HSR Act. The parties hereto will coordinate and cooperate with one another in exchanging such information and providing such reasonable assistance as may be requested in connection with such filings.

       (c) Buyer Group shall promptly file and use all commercially reasonable efforts to obtain the approvals of the Investment Center and the Chief Scientist in the Israeli Industry and Trade Ministry. Seller agrees to use all commercially reasonable efforts to assist Buyer Group if and to the extent reasonably required to obtain such approvals.

SECTION 5.4   REASONABLE EFFORTS

       (a) Each of Seller, Buyer and Parent shall cooperate, and use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

       (b) As soon as practicable after the date hereof, but in no event later than 52 days following Closing, Seller shall prepare or cause to be prepared, with Parent's assistance and cooperation, the financial information related to the Assets (other than pro forma financial information) required to be filed by Parent following the Closing as part of a Current Report on Form 8-K (the "FORM 8-K") or in connection with the filing of a registration statement under the Securities Act (including the preparation of audited financial statements related to the Assets) and will assist Parent in the preparation of the pro forma financial information related to the Assets with respect to the transactions contemplated by this Agreement. In addition, Seller's obligation to provide audited financial information pursuant to this subsection (b) shall be conditioned upon Parent signing any customary management representation letter requested by Seller's auditors.

SECTION 5.5   PUBLIC ANNOUNCEMENTS

       Except as otherwise agreed to by both Parent and Seller, no party shall issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except (i) following the Closing to the extent reasonably required by Parent in connection with the operation of the Business and in a manner consistent with prior public releases by Parent and Seller in accordance with the provisions of this Section 5.5 or (ii) as in the reasonable judgment of such party may be required by law or in connection with the obligations of the Exchange Act or the NASDAQ Stock Market, in which case Seller and Parent will use their commercially reasonable efforts to reach mutual agreement as to the language of any such report, statement or press release prior to the issuance thereof.

SECTION 5.6   SUPPLEMENTAL DISCLOSURE

       (a) Seller shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Seller to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in such case, such that the conditions set forth in
Section 6.3(a) or Section 6.3(b) would not be satisfied.

       (b) Parent shall give prompt notice to the Company of any representation or warranty made by it or Buyer contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Buyer to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied.

SECTION 5.7   TRANSFERS NOT EFFECTED AS OF CLOSING

       Nothing herein shall be deemed to require the conveyance, assignment or transfer of any Asset that by its terms or by operation of Law cannot be freely conveyed, assigned, transferred or assumed. To the extent the parties hereto have been unable to obtain any governmental or any third party consents or approvals required for the transfer of any Asset and to the extent not otherwise prohibited by the terms of any Asset, Seller shall continue to be bound by the terms of such applicable Asset and Buyer Group shall pay, perform and discharge fully all of the obligations of Seller or any of its affiliates thereunder from and after the Closing. Seller shall, without consideration therefor, pay, assign and remit to Buyer Group promptly all monies, rights and other consideration received in respect of such performance. Seller shall exercise or exploit its rights in respect of such Assets only as reasonably directed by Buyer Group and at Buyer Group's expense. Subject to and in accordance with Section 5.3, for not more than a hundred and eighty (180) days following the Closing Date, the parties hereto shall continue to use their commercially reasonable efforts to obtain all such unobtained consents or approvals at the earliest practicable date. If and when any such consents or approvals shall be obtained, then Seller shall promptly assign its rights and obligations thereunder to Buyer without payment of consideration and Buyer shall, without the payment of any consideration therefor, assume such rights and obligations. The parties shall execute such good and sufficient instruments as may be necessary to evidence such assignment and assumption.

SECTION 5.8   RETENTION

       Seller shall permit, and shall cause their representatives to permit, the representatives of Buyer to meet with the Business Employees along with representatives of Seller, at Seller's discretion, and to distribute to such individuals such forms and other documents relating to their retention as Buyer may reasonably determine with the prior approval of such documents by Seller, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that any such access shall be conducted in such a manner as not to interfere unreasonably with the normal operations of the Business, as reasonably determined by Seller.

SECTION 5.9   PROHIBITION ON SOLICITATION AND HIRING

       (a) To the fullest extent permitted by applicable law, during the period prior to the Closing, Seller shall not, and it shall not permit any of its subsidiaries to, hire or retain as an employee or consultant, or offer to hire or retain as an employee or consultant, or solicit the services of the Business Employees for any position unrelated to the Business except for the persons set forth on Schedule 5.9 of the Disclosure Schedules.

       (b) To the fullest extent permitted by law, during the 12-month period immediately following the Closing Date, Seller shall not, and Seller shall ensure that its subsidiaries do not hire or retain as an employee or consultant, or offer to hire or retain as an employee or consultant, or solicit the services of any Buyer Employee who is employed by the Business on the date hereof (other than employees whose employment has been terminated by Buyer Group after the Closing); PROVIDED, HOWEVER, that nothing in this Section 5.9 shall prevent Seller or any of its subsidiaries after the Closing Date from publishing any general advertisement or similar notice in any newspaper or other publication of general circulation.

       (c) To the fullest extent permitted by applicable law, during the period prior to the Closing, the Buyer Group shall not, and it shall not permit any of its subsidiaries to, hire or retain as an employee or consultant, or offer to hire or retain as an employee or consultant, or solicit the services of any individual who is an employee or consultant of Seller, aside from the Business Employees pursuant to the terms of this Agreement.

       (d) To the fullest extent permitted by law, during the 12-month period immediately following the Closing Date, the Buyer Group shall not, and the Buyer Group shall ensure that its subsidiaries do not hire or retain as an employee or consultant, or offer to hire or retain as an employee or consultant, or solicit the services of any individual who is an employee or consultant of Seller immediately following the Closing Date; PROVIDED, HOWEVER, that nothing in this
Section 5.9 shall prevent the Buyer Group or any of its Subsidiaries after the Closing Date from publishing any general advertisement or similar notice in any newspaper or other publication of general circulation.

SECTION 5.10  NO NEGOTIATION

       Seller shall ensure that, during the period prior to the Closing, neither Seller nor any of its representatives, directly or indirectly: (i) solicits or encourages the initiation of any inquiry, proposal or offer from any person (other than Buyer or Parent) relating to any Acquisition Transaction (as defined below); (ii) participates in any discussions or negotiations with, or provides any non-public information to, any person (other than Buyer or Parent) relating to any proposed Acquisition Transaction. For purposes of this Section 5.10, "Acquisition Transaction" shall mean any transaction involving the sale or other disposition of all or a substantial portion of the Business or Assets (other than as permitted pursuant to Section 5.1); provided, however, that nothing in this Section 5.10 shall prohibit any transaction, discussions, negotiations or sharing of information (including with respect to the Assets or the Business) regarding (x) (A) the acquisition of ownership or control of all or any portion of the capital stock or other securities of Seller, (B) the acquisition of all or substantially all of the assets of Seller, (C) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving Seller as long as in connection with any such transaction the buyer or acquiring person agrees in writing to (in the case of an asset transaction), or agrees in writing to cause Seller so acquired to, comply with its obligations hereunder or (y) the sale of products or services of the Business.

SECTION 5.11  CONFIDENTIALITY

       (a) From and after the Closing Date and continuing until the Seller Survival Date (as hereinafter defined), Seller agrees, to hold and treat all Buyer Confidential Information (as hereinafter defined) with at least the same degree of skill and care that it would exercise in similar circumstances with respect to its own confidential information of similar nature in carrying out its own business, to prevent the unauthorized disclosure to, or access by, third parties of the Buyer Confidential Information and agree not to reveal, report, publish, disclose or transfer any Buyer Confidential Information to any person or entity (other than Buyer and Parent) except in the ordinary course of Seller's business


                                      -36
consistent with past practice or as permitted hereunder. For the purposes of this Agreement, "BUYER CONFIDENTIAL INFORMATION" means any material non-public information relating to or in connection with Buyer or the Division, including but not limited to, the Transferred Intellectual Property that is a trade secret or otherwise proprietary by virtue of its confidential nature PROVIDED, HOWEVER, that Buyer Confidential Information shall not be deemed to include (i) information that was already publicly known and in the public domain prior to the time of its initial disclosure to Seller or any of its Subsidiaries or (ii) information that is or becomes available to Seller or any of its Subsidiaries on a non-confidential basis from a non-confidential source; provided, further, Seller and its Subsidiaries may reveal, report, publish, disclose or transfer any Buyer Confidential Information pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative or legislative body or committee. For purposes of this Agreement, the "SELLER SURVIVAL DATE" means four (4) years following the Closing Date in respect of all Buyer Confidential Information.

       (b) From and after the Closing Date and continuing until the Buyer Survival Date (as hereinafter defined), Buyer Group agrees, to hold and treat all Seller Confidential Information (as hereinafter defined) with at least the same degree of skill and care that it would exercise in similar circumstances with respect to its own confidential information of similar nature in carrying out its own business, to prevent the unauthorized disclosure to, or access by, third parties of the Seller Confidential Information and agree not to reveal, report, publish, disclose or transfer any Seller Confidential Information to any person or entity (other than Seller or the Seller's Subsidiaries) except in the ordinary course of Buyer's business consistent with past practice or as permitted hereunder. For the purposes of this Agreement, "SELLER CONFIDENTIAL INFORMATION" means any material non-public information relating to or in connection with Seller, the Retained Business and the Excluded Assets, including but not limited to, the Retained Intellectual Property hereto that is a trade secret or otherwise proprietary by virtue of it confidential nature; PROVIDED, HOWEVER, that Seller Confidential Information shall not be deemed to include (i) information that was already publicly known and in the public domain prior to the time of its initial disclosure to Buyer or any of its Subsidiaries or (ii) information that is or becomes available to Buyer or any of its Subsidiaries on a non-confidential basis from a non-confidential source; provided, further, Buyer and its Subsidiaries may reveal, report, publish, disclose or transfer any Seller Confidential Information pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative or legislative body or committee. For purposes of this Agreement, the "BUYER SURVIVAL DATE " means four (4) years following the Closing Date in respect of all Seller Confidential Information.

SECTION 5.12  NON-COMPETITION

       (a) For a period of six (6) years from the Closing, Seller shall not, and shall cause each of its subsidiaries not to, directly or indirectly, operate or own any interest in (other than (i) a passive interest of less than five (5) percent of a company, (ii) Seller's interest in Parent, and (iii) Seller's ownership interest in Lambda Physik, AG), engage in, or assist any other entity to engage in (other than in a manner consistent with a supplier of components to such other entity) a Competitive Business in any location anywhere in the world. A "Competitive Business" shall mean the development, manufacturing, marketing, selling, support, enhancement and/or provision of maintenance and/or other services for medical laser systems and light based medical systems used for ophthalmic, aesthetic, dental, surgical, veterinary, ENT, gynecology, orthopedic, pediatric, urology, photo dynamic therapy (PDT), dermatology or plastic surgery, applications and any other applications addressed (whether by products sold or under development as of the Closing) by the Division (the foregoing, subject to the following provisos, collectively the "Field"); provided, however, that nothing in this Section 5.12 shall limit Seller, its subsidiaries or related entities from developing, manufacturing, supporting, selling, licensing, enhancing or providing maintenance and other services for or with respect to components or subsystems (including laser and optical subsystems or components), which are contained in or otherwise support such laser based medical system and light based medical system products, including, without limitation, those products and services which are the subject of the Supply Agreement, the Retained Business, or which Seller supplies or has supplied to any original equipment manufacturers or other customers of Seller but not to customers of Buyer or sales representatives of Buyer for such laser based medical system and light based medical system products. In addition, Seller agrees (i) for a period of six years from the Closing Date, not to sell, transfer or supply to any person or entity any optical fibers made by the Division for the Division as of the Closing, or a direct substitute thereof, and
(ii) for a period of three years from
the Closing Date, not to sell, transfer or supply to any third party laser diode stacks for use in hair removal or acne treatment applications.

SECTION 5.13  BOARD REPRESENTATION

       (a) From the Closing Date and so long as Seller continues to be the beneficial owner of at least ten (10) percent of the issued and outstanding Parent Securities, Parent shall take all necessary actions so that Parent shall nominate one individual selected by Seller pursuant to subsection (b) below (the "SELLER DIRECTOR") and Parent shall recommend to its stockholders in writing and include such recommendation in all stockholder proxy materials or other communications relating to the election of directors, and shall use all commercially reasonable efforts to ensure, that the Seller Director be elected to Parent's board of directors at any and all meetings of or pursuant to any and all written actions by Parent's stockholders. Parent's obligations hereunder shall terminate to the extent that Seller makes, or in any way participates, directly or indirectly, either individually or as a member of a 13D Group, in any "solicitation" or "proxies" (as such terms are defined in Regulation 14A promulgated under the Securities Exchange Act of 1934) in opposition to the Board of Directors of Parent. Furthermore, upon the occurrence of any such event, Seller shall cause its designee to resign from the board of directors of Parent. For purposes of this Section 5.13, "13D GROUP" shall mean any group of persons formed for the purpose of acquiring, holding, voting or disposing of Parent Securities which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or a Schedule 13G of the rules and regulations promulgated under the Exchange Act pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Parent Securities representing more than 5% of any class of Parent Securities then outstanding.

       (b) The Seller Director shall be determined by Seller and shall be an individual who is either (i) an officer or member of the board of directors of Seller or its subsidiaries, or (ii) reasonably acceptable to Parent.

       (c) Notwithstanding any provision of this Section 5.13, any violation of the provisions of this Section 5.13 by Buyer shall suspend during the period of any such violation the limitations and restrictions on Seller set forth in
Section 5.18(c).

SECTION 5.14  INTELLECTUAL PROPERTY LICENSES

       (a)    Seller License.

              (i) Effective as of Closing, Seller shall grant Buyer Group a perpetual, irrevocable, worldwide, royalty-free, non-exclusive license under the Licensed Intellectual Property (as defined below) including Seller's rights therein, to use such Intellectual Property in developing, manufacturing, have manufactured for Buyer Group, marketing and selling the product and types of products manufactured by the Business. Such use shall be limited to the fields of business in which the Business is engaged as of the Closing, has previously been engaged, or is reasonably likely to be engaged following the Closing. The foregoing notwithstanding: (A) for a period of six (6) years following the Closing, Seller may not license any Patents included in the Licensed Intellectual Property to any party for use in the Field, except in connection with a license or transfer by Seller of all or substantially all of its Patent portfolio to such third party and (B) any transfer by Seller of each Patents shall impose the same restrictions as set forth in "(A)" on the transferee of such Patents.

              (ii) "LICENSED INTELLECTUAL PROPERTY" means that Intellectual Property owned by Seller that is not included in the Assets but which is currently used in, or that would be necessary to the operation of the Business following the Closing, excluding any Intellectual Property in the form of components covered by the Supply Agreement or the rights in such Components; provided, however, that the Licensed Intellectual Property shall include only such

Patents of the Seller as are set forth on such Schedule 5.14(a)(ii) of the Disclosure Schedules as such Schedule may be amended as set forth in Section 5.14(e).

       (b) Buyer License. Effective as of Closing, Buyer Group shall grant to Seller, under all rights acquired hereunder by Buyer Group in the Transferred Intellectual Property, a perpetual, irrevocable, worldwide, royalty-free, non-exclusive license, to use and exploit such Intellectual Property in all fields (including in developing, making, marketing, using and selling the products and components manufactured by Seller or any of its subsidiaries for, or on behalf of, the Retained Business) other than in the Field.

       (c) Trademark License. Subject to Section 5.14(c)(iv) below, Seller hereby grants to Buyer, effective as of the Closing, a non-transferable, non-exclusive, royalty free transitional right and license, in each jurisdiction where Seller has such rights, to use the Coherent name and logo (the "Licensed Trademarks") in connection with the Business solely as follows:

              (i) for a period of 180 days following the Closing, to mark Licensed Products (as defined below) with the Licensed Trademarks using the tooling acquired from Buyer hereunder in the same manner that such products were marked by Seller with the Licensed Trademarks using such tooling;

              (ii) for a period of 365 days following the Closing, to sell and distribute Licensed Products marked with the Licensed Trademarks in accordance with Section 5.14(c)(i) above; and

              (iii) for a period of 730 days following the Closing, to use the Licensed Trademarks on marketing and related materials associated with the Licensed Products.

              (iv) The trademark licenses granted to Buyer pursuant to subsection (c) above shall be subject to the following:

                     (1) Within thirty (30) days of the Closing, Buyer shall include on all Licensed Products and materials on which it includes a Licensed Trademark, Buyer's own Trademarks to identify the relationship between Buyer and Seller in a manner at least as prominent as the Licensed Trademarks are used on such Licensed Product or material.

                     (2) Buyer shall use the Licensed Trademarks only on products of Buyer that are Licensed Products. For the purposes this Section 5.14(c), a "Licensed Product" means a product made by Buyer that is substantially the same as a product previously sold by Seller or which is otherwise based on a product design acquired by Buyer from Seller hereunder.

                     (3) All goodwill associated with or that arises from Buyer's use of the Licensed Trademarks shall inure to the sole benefit of Seller.

                     (4) Buyer shall not use Licensed Trademarks in a manner that is disparaging to, or that otherwise would harm the goodwill associated with, the Licensed Trademarks.

                     (5) The quality of the goods and services with which Buyer uses the Licensed Trademarks shall be at least as high as the quality of the good and services with which the Seller or its licensees has used the Licensed Trademarks.

       (d) Inventory. Buyer shall be permitted to market, sell, transfer or otherwise use within 365 days following the Closing any inventory on hand or on order prior to Closing.

       (e) Changes to Licensed Intellectual Property. (i) Seller agrees that if at any time prior to the sixth (6th) anniversary of the Closing, it is reasonably determined that a Patent, issued to Seller which has, or which is entitled to, a filing date in the United States prior to the Closing, would have been infringed by a laser based medical system or a light based medical system, sold by or under development by the Division as of the Closing and such Patent is not infringed by any component of such laser based medical system or a light based medical system, then such Patent shall be added to Schedule 5.14(a)(ii) of the Disclosure Schedules and considered "Licensed Intellectual Property." Without limiting the foregoing, Seller shall not to sue Buyer for patent infringement under a Patent that should have been included under the Licensed Intellectual Property in accordance with the foregoing but which was not actually included on such Schedule in accordance herewith if the inclusion of such Patent on such schedule would have licensed Buyer to engage in the activity claimed by Seller to infringe such Patent.

              (ii) If a Patent is issued to Seller prior to the sixth (6th) anniversary of the Closing and a claim of such Patent is infringed by a laser based medical system or a light based medical system of Buyer in the Field and such claim is not directly infringed by any component of such laser based medical system or a light based medical system, then such claim shall be added to Schedule 5.14(a)(ii) and licensed to Buyer accordingly. For the purposes of clarification, the foregoing is not intended to include any claim that covers, and the license granted to Buyer as a result of the foregoing shall not extend to, the making, using, selling or importing of any component of a laser based medical system or a light based medical system. Nothing in this Section 5.14(e)(ii) shall modify or limit Seller's obligations under Section 5.12.

       (f) Website Link. Seller agrees that upon the request of Buyer, Seller shall include on Seller's Internet site a link to Buyer's home page in a prominent location. Seller and Buyer shall cooperate in good faith to determine the appropriate location and form of such link. Seller shall include such link for a period of two (2) years from the Closing.

       (g) It is understood and agreed by the parties that the portion of the purchase price, if any, allocable to the intellectual property licenses described in this Section 5.14 will be paid free and clear of, and without reduction for, any applicable withholding or similar taxes.

       (h) All rights of Buyer Group under this Section 5.14 shall be transferable and assignable to any affiliate of Buyer Group, Parent or Buyer and any person that acquires all or substantially all of the assets or any segment of the business of Buyer Group, Buyer, Parent or any of Parent's Subsidiaries to which this Section 5.14 relates.

       (i) It is understood and agreed by the parties hereto that, notwithstanding anything to the contrary set forth herein, except as may be limited by Section 5.12, nothing set forth in this Agreement or any other agreement between the parties entered into pursuant hereto, shall prohibit, and Buyer Group has acquired no exclusive rights hereunder or thereunder that would prohibit, Seller from making laser or light-based components, including diode stacks and fibers, for any applications, including medical applications.

SECTION 5.15  SANTA CLARA AND OTHER SUBLEASES

       (a) At the Closing, Buyer and Seller shall enter into a sublease, substantially in the form of Exhibit I, pursuant to which the Seller shall lease to the Buyer certain of the Santa Clara facilities as set forth in Exhibit I, on the terms and conditions, including rental payments, as set forth therein (the "SANTA CLARA SUBLEASE AGREEMENT").

       (b) At the Closing, Seller shall assign to Parent, Buyer or any subsidiaries of Parent designated by Parent, the leases for the facilities located in the following countries (unless an assignment is not permitted in which case Seller shall sublease such facility to such person): (i) Japan (for the Nagoya, Fukuoka and Sendai facilities and for the Star Medical facility in Tokyo); (ii) Hong Kong (for the property located in Kowloon); (iii) China (for the properties located in Beijing, Guangzhou, Shanghai and Sichuan); (iv) the Austrian, Swedish and Mexican facilities; and (v) the Pleasanton facilities, on the terms set forth in the Form of Lease Assignment and Assumption Agreement attached hereto as EXHIBIT B (or on such other form as may be appropriate in the applicable jurisdiction), or, in the case of a sublease, on terms mutually satisfactory to Seller and Buyer; provided, however, that Seller is able to obtain consent (to the extent required) from the relevant landlord after commercially reasonable efforts and provided that such consents may be obtained at no cost to Seller and Parent. It is the intent that any subleases entered into pursuant to this subsection (b) be entered into on terms and conditions (including financial terms) consistent with the existing lease. Seller shall make commercially reasonable efforts, at no cost to Seller, to ensure that Buyer, Parent, and any subsidiaries of Parent designated by Parent have the benefit of each assignment/sublease listed in this subsection above for its complete term.

       (c) At the Closing, Seller shall enter into subleases for (or at Seller's discretion, separate direct leases with landlord for) the portions of the following facilities used for the Business: (i) Tokyo (excluding the Star Medical facility addressed in subsection (a) above), (ii) Osaka, and (iii) as set forth in subsection (e) below, Germany; provided, however, that Seller is able to obtain consent (to the extent required) from the relevant landlord after commercially reasonable efforts and provided that such consents and be obtained at no cost to Seller and Buyer. It is the intent that any subleases entered into pursuant to this subsection (c) be entered into on terms and conditions (including financial terms) consistent with the existing lease.

       (d) Seller agrees and shall make commercially reasonable efforts, at no cost to Seller, to ensure that any Business Employees working at such facilities as of the Closing Date are entitled to remain at the facilities located in the following countries for a period of up to 90 days following the Closing (at no cost to Buyer for base rent or operating expenses): (i) the United Kingdom - for the property in Ely; and (ii) France-Orsay Cedex.

       (e) Parent shall have the right to, at its sole discretion, but subject to the consent of the relevant landlord, either enter into a sublease agreement either directly or through a Parent Subsidiary with the current tenant related to the portion of the facilities located at Dieselstrasse 5b, D-64807 Dieburg, Germany, currently occupied by the Division or vacate such portion of the facilities; provided that Parent shall notify Seller at least fifteen days prior to the Closing of its decision; provided, further, however, that to the extent Parent shall determine it will vacate this facility, then Seller agrees and shall make commercially reasonable efforts to ensure that any Business Employees are entitled to remain at the facility until the earlier of (x) such date on which Seller's lease of such facility expires, or (y) such date which is 90 days from the Closing, at the same cost to Buyer Group as Seller was paying immediately prior to Closing. Seller shall use its commercially reasonable efforts, at no cost to Seller, to assist Parent in implementing any of the arrangements mentioned in the preceding sentence.

       (f) On or prior to the Closing, Seller shall make commercially reasonable efforts, at no cost to Seller, to negotiate an extension of the lease relating to Suites 115 and 120 at 1257 Quarry Lane, Pleasanton, California, on terms reasonably satisfactory to Buyer; so long as the applicable landlord releases Seller and its subsidiaries from any and all liabilities arising from the date of the Closing.

SECTION 5.16  INSURANCE CLAIMS

       Following the Closing, Seller will take commercially reasonable actions to pursue claims under the Policies at the request and expense of Buyer with respect to matters relating to the ownership, use or operation of the Assets or the Business prior to the Closing and will remit any amounts recovered to Buyer with respect to such claims. In addition, in the event that any property employed in the Business is condemned by a governmental authority prior to Closing, Seller (effective as of the Closing) shall appoint Buyer, as its agent, to pursue any claims it may have against such governmental authority with respect to such property.

SECTION 5.17  FURTHER ACTIONS

       (a) From and after the Closing Date, Seller shall cooperate with Buyer Group and Buyer Group's affiliates and representatives, and shall execute and deliver such documents and take such other actions as Buyer Group may reasonably request, for the purpose of evidencing the transactions contemplated by this Agreement and the Ancillary Agreements and putting Buyer in possession and control of all of the Assets. From and after the Closing Date, Seller shall promptly remit to Buyer any actual funds that are received by Seller and that are included in, or that represent payment of Receivables included in, the Assets, promptly following such actual funds being cleared by Seller's banking institution.

       (b) From and after the Closing Date, Buyer Group shall cooperate with Seller and Seller's affiliates and representatives, and shall execute and deliver such documents and take such other actions as Seller may reasonably request, for the purposes of evidencing the transactions contemplated by this Agreement and having Buyer Group assume the Assumed Liabilities.

       (c) Notwithstanding the foregoing, Buyer shall be responsible for and shall bear all costs associated with the filing and recording any assignment of any Transferred Intellectual Property.

SECTION 5.18  RESTRICTIONS ON TRANSFER; STANDSTILL

       (a) Seller shall not and shall cause its controlled affiliates not to, knowingly, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, "TRANSFER") more than 2,700,000 shares of Parent Stock (as such number shall be adjusted to reflect stock dividends, stock splits or similar transactions) to any single person or group of affiliates; PROVIDED, that Seller may transfer Parent Stock in an open market transaction through a "broker" or directly with a "market maker" (as such are defined in the Securities Act) in which the identity of the buyer is not disclosed without regard to the foregoing limitation on the amount of Parent Stock that may be sold.

       (b) Seller agrees that for the period commencing with the Closing and ending on the sixth anniversary of the Closing (the "STANDSTILL PERIOD"), neither it nor any of its controlled affiliates shall, without the prior written consent of Parent: acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise become the beneficial owner (as such term is defined under the Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of (A) any voting securities or direct or indirect rights to acquire any voting securities of Parent or any subsidiary thereof, or of any successor to or person in control of Parent in an amount which, when added to any other voting securities then held by Seller and its controlled affiliates (including, without limitation, the Parent Stock), would cause the total amount of voting securities held by Seller and its controlled affiliates to exceed twenty-three percent (23%) of the outstanding voting stock of Parent (the "THRESHOLD AMOUNT"), or (B) all or a significant portion of assets of Parent or of any such successor or controlling person; PROVIDED, HOWEVER, that nothing contained in this subsection (b) shall prohibit Seller from presenting and discussing with Parent's board of directors a proposal to acquire all or substantially all of the assets of Parent or a controlling equity interest in Parent. The foregoing notwithstanding, the limitations set forth in this subsection (b) shall not apply if and for so long as (i) an event of default on the Note has occurred and is continuing, (ii) a bona fide tender or exchange offer for voting stock of Parent has been commenced but not withdrawn, (iii) a blockage of payment obligations of Parent under the Note, in accordance with its terms, is in effect, (iv) a material breach by Parent of the Registration Rights Agreement has occurred and not been cured or (v) Parent has publicly announced a proposed transaction with a third party that would have, if consummated, the effect of a change of control of Parent (but, in the case of clause (v), only to the extent necessary to permit Seller to submit a proposal for a competing transaction or to purchase Ordinary Shares pursuant to an offer made available to all shareholders) (any such time during which the Standstill Period be suspended is hereinafter referred to as "FREE PERIOD"). To the extent Seller shall have acquired any additional stock or other securities convertible into stock of Parent during a Free Period, the percentage of stock held by Seller immediately after the end of such Free Period has ended, if greater than 23% of the then outstanding stock of Parent, shall become the Threshold Amount.

       (c) To the fullest extent permitted under applicable law, Seller agrees that for a period commencing with the Closing and ending on the eighth anniversary of the Closing, Seller will cause all of Parent Stock held by Seller or its controlled affiliates to be voted at any meeting of shareholders of the Parent or at any adjournment thereof or in any other circumstances upon which the vote of the shareholders of Parent is sought and to be voted in the same manner and proportion as the remaining outstanding voting shares of Parent Stock are voted in each such instance; PROVIDED,

HOWEVER, that Seller may, or may cause its affiliates to, vote the Parent Stock held by them in accordance with Parent's board of directors' recommendation. The provisions of this subsection (c) shall not apply during any Free Period.

       (d) During the Standstill Period, Parent shall not adopt any stockholders' rights plan ("poison pill") or similar device which would restrict Seller from holding less than twenty-three percent (23%) of the outstanding voting stock of Parent or such greater percentage as may be established pursuant to the last sentence of subsection (c) above.

SECTION 5.19 ACQUISITION OF THE NOTE AND PARENT STOCK FOR INVESTMENT; ABILITY TO EVALUATE AND BEAR RISK; RESTRICTIONS ON TRANSFER

       (a) Each of Seller and its controlled affiliates hereby represents and warrants that it is acquiring the Note and the Parent Stock (together, the "PARENT SECURITIES"), not with a view toward, or for sale in connection with, any distribution in violation of the Securities Act of 1933, as amended ("SECURITIES ACT"). Seller acknowledges and agrees that the Parent Securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws. Accordingly, Seller will refrain from transferring or otherwise disposing of any of the Parent Securities, or any interest therein, without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws.

       (b)    Each of Seller and its controlled affiliates acknowledges that, it
(i) will be able to bear the economic risk of holding the Parent Securities for an indefinite period, (ii) can afford to suffer the complete loss of its investment in the Parent Securities, and (iii) has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Parent Securities. Seller acknowledges that it is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act.

       (c) The Note and certificates representing shares of Parent Stock deliverable to Seller, its controlled affiliates or any transferee of Seller, and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split, stock dividend, recapitalization or similar event) shall bear the following legend:

              THE SECURITIES EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND APPLICABLE STATE LAW, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM (IN EACH CASE BASED UPON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED OR A "NO-ACTION" OR INTERPRETATIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE SAME EFFECT).

       (d) The certificates representing shares of Parent Stock held by the Seller or any of Seller's affiliates, including any shares issued to the Seller with respect thereto upon any stock split, stock dividend, recapitalization or similar event shall bear the following legend, provided, however, that such legend shall not be placed on certificates issued to transferees of the Seller's shares pursuant to this Agreement.

              THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF AN AGREEMENT DATED AS OF FEBRUARY 25, 2001. A COPY OF THE ABOVE REFERENCED AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

       (e) Such certificates shall also bear any legend required by any federal, state, local or foreign law governing such securities. If, and to the extent Parent Securities held by Seller will no longer be subject to the restrictions described in the legend set forth above, upon the request of Seller, Parent shall promptly cause its transfer agent to remove the legend set forth above from the certificates evidencing the Parent Securities or issue to Seller new certificates therefor free of such legend.

SECTION 5.20  INTENTIONALLY OMITTED

SECTION 5.21  NON-CONTROLLED AFFILIATES

       Seller shall use its reasonable best efforts, consistent with applicable law, (including, if permitted under applicable law, voting its shares of stock) to cause Lambda Physik AG to (i) comply with the covenants applicable to Seller's subsidiaries and affiliates in this Agreement, including, but not limited to, Section 5.11, Section 5.12 and Section 5.18 and (ii) not to take any action or omit to take any action that will result in or will be reasonably likely to result in a breach of any such covenants.

SECTION 5.22  CONDUCT BY BUYER GROUP

       Buyer Group agrees that from the date of this Agreement to the Closing Date it shall, except as otherwise permitted by the written consent of Seller,
(i) conduct its business in the ordinary course, and to the extent consistent therewith, use commercially reasonable efforts to preserve intact its business, use commercially reasonable efforts to preserve relationships with those persons having business dealings with it as of the date hereof; (ii) use its reasonable best efforts to obtain the funding from the lenders set forth in the Commitment Letters (the "Lenders") and the other financial commitments set forth in the Commitment Letters (including satisfying the conditions necessary to such funding), (iii) provide Seller copies of all information delivered to the Lenders in connection with the transactions contemplated by the Commitment Letters, and (iv) not take any action without the prior written consent of Seller, which is intended to cause Buyer Group not to satisfy the conditions set forth in the Commitment Letters. Notwithstanding anything contained herein to the contrary, Buyer Group may take any action deemed, in the good faith judgment of management of the Buyer Group to be in the best interest of Buyer Group, the primary purpose of which is to prepare Buyer Group for the consummation of the transactions contemplated herein and in the Ancillary Agreements and the integration of the Assets and the Business in to Buyer Group's operations.

SECTION 5.23  COOPERATION IN LITIGATION

       After the Closing, Buyer Group will provide reasonable access to Seller, its advisors, consultants and employees, at Seller's expense (other than with respect to Buyer Group's in-house assistance) to any Assets (including any documents, records and files), which Seller may reasonably request in order to pursue, defend or engage in the litigation listed on Schedule 3.9(a) of the Disclosure Schedules. Buyer shall also provide reasonable cooperation in making available employees of the Business.

SECTION 5.24  COOPERATION IN TRANSITION

       Seller shall and shall cause its subsidiaries to use its reasonable best efforts to assist Buyer Group following the Closing to facilitate an orderly transition of the Business at Buyer Group's expense (except with respect to Seller's in-house assistance) by, among other things, providing the services that may be reasonably requested by Buyer Group, including, without limitation, by providing the services listed on Exhibit K hereto on the terms set forth on Exhibit K; it being understood and agreed that with respect to the services set forth in Schedule 3.20(b), the parties will negotiate in good faith the terms under which such services will be provided.

SECTION 5.25  NOTIFICATION AND OTHER REQUIREMENTS

       Seller shall and shall cause its subsidiaries to use their reasonable best efforts to timely provide, file, execute or submit any document required to be provided, filed, executed or submitted by Seller to or with any applicable labor or employment governmental authority (whether in the United States or otherwise) for any notification or similar requirement in connection with the transactions contemplated in this Agreement and the Ancillary Agreements, including but not limited to, worker council notifications, where applicable.


                                   ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

SECTION 6.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS

       The respective obligation of each party to consummate the transactions contemplated herein is subject to the satisfaction at or prior to the Closing of the following conditions precedent:

       (a) No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any court or governmental authority that prohibits or restricts the consummation of the transactions contemplated hereby, other than suits, actions or proceedings that are unlikely to have a reasonable chance of prevailing;

       (b) There shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby;

       (c) There shall not be any suit, action, or other proceeding pending by any governmental authority or administrative agency or commission that seeks to enjoin or otherwise prevent consummation of the transactions contemplated hereby other than suits, actions or proceedings that are unlikely to prevail;

       (d) Any waiting periods, including any extension thereof, applicable to the transactions contemplated by this Agreement under applicable antitrust or trade regulation laws and regulations, including, without limitation, under the HSR Act, shall have expired or been terminated and all other material governmental authorizations or approvals required in connection with the transactions contemplated by this Agreement, including but not limited to, the approvals set forth in Section 5.3(c) hereof, shall have been obtained or given;

       (e) Buyer shall have received the Financing under the Financing Letters, upon the terms set forth in the Financing Letters on the date hereof or under such other terms as may be reasonably satisfactory to Buyer; and

       (f) The transactions contemplated by each of the Ancillary Agreements relating to the transfer of the Assets by Non-U.S. Companies shall be or have been consummated simultaneously with or immediately prior to the Closing.

SECTION 6.2   CONDITIONS TO OBLIGATIONS OF SELLER

       The obligations of Seller to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

       (a) The representations and warranties of Buyer Group contained herein shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of such date, except where the failure to be true and correct would have a Material Adverse Effect on Buyer Group (it being understood that, for purposes of determining the accuracy of such representations and warranties all qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded);

       (b) Buyer and Parent shall have performed and complied with in all material respects their agreements, obligations and covenants under this Agreement required to be performed or complied with by them at or prior to the Closing pursuant to the terms hereof;

       (c) Buyer and Parent shall have delivered to Seller a certificate as to the satisfaction of the conditions set forth in subsections (a) and (b) above, dated as of the Closing and executed by an officer of each entity;

       (d) Each of the documents referred to in Section 1.5 shall have executed by Buyer Group or its affiliates, as applicable, and delivered to the Seller;

       (e) No event shall have occurred and no condition or circumstance shall exist that would reasonably be expected to give rise to any Material Adverse Effect on Buyer Group; and

       (f)    Buyer shall have obtained all consents and approvals set forth on
Schedule 4.3(a) of Buyer Disclosure Schedules.

SECTION 6.3   CONDITIONS TO OBLIGATIONS OF BUYER GROUP

       The obligations of Buyer and Parent to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

       (a) The representations and warranties of Seller contained herein shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of such date, except where the failure to be true and correct would have a Material Adverse Effect on the Business (it being understood that, for purposes of determining the accuracy of such representations and warranties all qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded);

       (b) Seller shall have performed and complied with in all material respects its agreements, obligations and covenants under this Agreement required to be performed or complied with by it at or prior to the Closing pursuant to the terms hereof;

       (c) Seller shall have delivered to Buyer Group a certificate as to the satisfaction of the conditions contained in subsections (a) and (b) above, dated as of the Closing and executed by an officer of Seller;

       (d)    Seller shall have obtained all consents and approvals set forth on
Schedule 6.3(d) of the Disclosure Schedules, as well as any other consents and approvals (including the transfer of environmental permits) the failure of which to obtain, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Business;

       (e) Each of the documents referred to in Section 1.4 shall have been executed by Seller or its affiliates, as applicable, and delivered to Buyer;

       (f) Seller shall have delivered a consent from the landlord of each Lease listed on Schedule 6.3(f) of the Disclosure Schedules to the assignment of, or sublease with respect to, such Lease to Buyer Group as contemplated by
Section 5.15; and

       (g) No event shall have occurred and no condition or circumstance shall exist that would reasonably be expected to give rise to any Material Adverse Effect on the Business.

                                   ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATIONS

SECTION 7.1   SURVIVAL OF REPRESENTATIONS

       All representations and warranties made in this Agreement shall survive the Closing for a period of twelve (12) months or if later, until May 31, 2002, but, except as provided in Section 8.2, shall not survive any termination of this Agreement; PROVIDED, HOWEVER, that notwithstanding the foregoing, (i) the representations and warranties contained in Section 3.8 shall survive indefinitely, (ii) the representation and warranties contained in Section 3.14 shall survive for a period of thirty-six (36) months, (iii) the representations and warranties contained in Section 3.19(a) and (b) shall survive for a period of 24 months and (iv) the representations and warranties contained in Section
3.12 shall survive until six months after the expiration of the applicable statute of limitations (as the same may be extended) (each, an "INDEMNITY PERIOD"). This Section 7.1 shall not limit any covenant or agreement of the parties that contemplates performance after the Closing.

SECTION 7.2   SELLER'S AGREEMENT TO INDEMNIFY

       (a) Subject to the terms and conditions set forth herein, from and after the Closing, Seller shall indemnify and hold harmless Buyer and Parent and their respective directors, officers, employees, affiliates, controlling persons, agents, representatives and their successors and assigns (collectively, "BUYER INDEMNITIES") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) (collectively, "BUYER DAMAGES") asserted against or incurred by any Buyer Indemnities as a result of or arising out of (i) a breach of any representation or warranty contained in Article III of this Agreement, (ii) Excluded Liabilities, or (iii) a breach of any agreement or covenant of Seller or any of the Seller Subsidiaries in this Agreement or in any of the Non-U.S. Agreements. In the event of any breach of any representation or warranty for which indemnification is owed hereunder, the determination of the amount of any Buyer Damages resulting therefrom shall take into account all Buyer Damages resulting from the items giving rise to the breach without regard to any materiality qualification contained in the breached representation or warranty, to the extent the materiality qualification would otherwise apply to items giving rise to the breach.

       (b) Seller's obligations to indemnify Buyer Indemnities pursuant to subsection (a) above contained in this Agreement are subject to the following limitations:

              (i) No indemnification shall be made by Seller with respect to any claim for breach of any representation or warranty contained in Article III of this Agreement unless and until the aggregate amount of Buyer Damages under all claims for breach of any representation or warranty contained in Article III of this Agreement exceeds an amount equal to $250,000 and, in such event, indemnification shall be made by Seller for the full amount of Buyer Damages;

              (ii) No indemnification shall be made by Seller for any breach of any representation or warranty contained in Article III or a breach of any agreement or covenant of Seller in this Agreement in excess of $70,000,000 in the aggregate;

              (iii) Any claims for indemnification relating to a breach of a representation or warranty contained in Article III shall be satisfied first by reducing the principal amount of the Note then held by Seller, if any, and thereafter, through a cash payment by Seller. In the event the Note is reduced in accordance herewith, Seller shall surrender to Buyer the Note so Buyer may effect such reduction and promptly, but in no event more than five (5) business days, reissue a new Note in the correct principal amount. In addition, with respect to a claim for a breach of a representation or warranty giving rise to Buyer Damages contemplating payments (cash or otherwise) by Buyer Group, Seller shall be obligated to indemnify Buyer Group only if and when such payment is actually made by Buyer Group;

              (iv) The amount of any Buyer Damages shall be reduced by any amount actually received by a Buyer Indemnities with respect thereto under any insurance coverage (other than self insurance or retrospective or other similar insurance) or from any other party alleged to be responsible therefor. Buyer Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility, PROVIDED, HOWEVER, that in no event shall the indemnity obligations hereunder be conditioned upon such efforts to collect insurance or the success thereof. If a Buyer Indemnitee receives an amount under insurance coverage or from such other party with respect to Buyer Damages at any time subsequent to any indemnification provided by Seller pursuant to this Section 7.2, then such Buyer Indemnitee shall promptly reimburse Seller, for any payment made or expense incurred by Seller in connection with providing such indemnification up to such amount received by Buyer Indemnitee, but net of any expenses incurred by such Buyer Indemnitee in collecting such amount; and

       (c) Seller shall be obligated to indemnify Buyer Indemnitees only for those claims giving rise to Buyer Damages as to which Buyer Indemnitees have given Seller written notice thereof prior to the end of the Indemnity Period in the event that the Indemnity Period applies to such Buyer Damages.

SECTION 7.3   BUYER GROUP'S AGREEMENT TO INDEMNIFY

       (a) Subject to the terms and conditions set forth herein, from and after the Closing, Parent and Buyer, jointly and severally, shall indemnify and hold harmless Seller and its directors, officers, employees, affiliates, controlling persons, agents, representatives and their successors and assigns (collectively, the "SELLER INDEMNITEES") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "SELLER DAMAGES") asserted against or incurred by any Seller Indemnitee as a result of or arising out of (i) the Assumed Liabilities, (ii) a breach of any representation or warranty contained in
Article IV of this Agreement or (iii) a breach of any agreement or covenant of Buyer or Parent in this Agreement or any of the Ancillary Agreements. In the event of any breach of any representation or warranty for which indemnification is owed hereunder, the determination of the amount of any Seller Damages resulting therefrom shall take into account all Seller Damages resulting from the items giving rise to the breach without regard to any materiality qualification contained in the breached representation or warranty, to the extent the materiality qualification would otherwise apply to items giving rise to the breach.

       (b) Buyer Group's obligations to indemnify Seller Indemnitees pursuant to clause (ii) of subsection (a) above are subject to the following limitations:

              (i) No indemnification for breach of any representation or warranty contained in Article IV of this Agreement shall be made by Buyer Group with respect to any claim unless the aggregate amount of Seller Damages under all claims for breaches of representations and warranties contained in Article IV of this Agreement exceeds an amount equal to $250,000 and, in such event, indemnification shall be made by Buyer Group for the full amount of Seller Damages;

              (ii) No indemnification shall be made by Buyer or Parent for any breach of any representation and warranty contained in Article IV or a breach of any agreement or covenant of Buyer or Parent in this Agreement in excess of $52,500,000 in the aggregate;

              (iii) The amount of any Seller Damages shall be reduced by any amount actually received by a Seller Indemnitee with respect thereto under any insurance coverage (other than self insurance or retrospective or other such insurance) or from any other party alleged to be responsible therefor. Seller Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility, PROVIDED, HOWEVER, that in no event shall the indemnity obligations hereunder be conditioned upon such efforts to collect insurance or the success thereof. If a Seller Indemnitee receives an amount under insurance coverage or from such other party with respect to Seller Damages at any time subsequent to any indemnification provided by Buyer Group pursuant to this Section 7.3, then such Seller Indemnitee shall promptly reimburse Buyer Group for any payment made or expense incurred by Buyer Group in connection with providing such indemnification up to such amount received by the Seller Indemnitee, but net of any expenses incurred by such Seller Indemnitee in collecting such amount; and

              (iv) Buyer Group shall be obligated to indemnify the Seller Indemnitees only for those claims giving rise to Seller Damages and to which the Seller Indemnitees have given Buyer Group written notice thereof prior to the end of the Indemnity Period in the event that the Indemnity Period applies to such Seller Damages.

SECTION 7.4   THIRD PARTY INDEMNIFICATION

       The obligations of any indemnifying party to indemnify any indemnified party under this Article VII with respect to Buyer Damages or Seller Damages, as the case may be, resulting from the assertion of liability by third parties (a "CLAIM"), will be subject to the following terms and conditions:

       (a) Any party against whom any Claim is asserted will give the party required to provide indemnity hereunder written notice of any such Claim promptly after learning of such Claim, and the indemnifying party may at its option and at its sole cost and expense undertake the defense thereof by representatives of its own choosing. Failure to give prompt notice of a Claim hereunder shall not affect the indemnifying party's obligations under this
Section 7.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give prompt notice (whether as a result of failure of substantive defenses or otherwise). If the indemnifying party, within thirty
(30) days after notice of any such Claim, fails to assume the defense of such Claim, the indemnified party against whom such claim has been made will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk, and at the expense, of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof. Notwithstanding the foregoing, if the indemnifying party undertakes defense of such claim, the indemnified party shall be entitled to participate in (but not control) the defense of the claim with counsel of its own choosing at its own expense.

       (b) Notwithstanding anything in this Section 7.4 to the contrary, (i) the indemnified party shall not settle a claim for which it is indemnified without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, and (ii) the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment for other than monetary damages to be borne by the indemnifying party without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

SECTION 7.5   EXCLUSIVE REMEDY; SEPARATE REMEDIES

       This indemnification provided for in this Article VII shall be the exclusive remedy for breaches of representations and warranties contained in this Agreement provided that no party hereto shall be deemed to have waived any right of recourse (whether a claim under this Article VII or otherwise) arising from fraud or intentional misconduct of any other party hereto. Any claims, disputes or complaints arising from or in connection with the supply of products pursuant to the Supply Agreement shall be brought by the parties thereto under and in accordance therewith. Any claims, disputes and complaints arising from or in connection with the Registration Rights Agreement shall be brought by the parties thereto thereunder and in accordance therewith. In no event shall any party hereto or thereto have or be deemed to have the right to assert any such claims, disputes or complaints in connection with the transactions contemplated by the Supply Agreement or the Registration Rights Agreement under the indemnification provisions of this Agreement.

SECTION 7.6   TRANSFER TAXES; ALLOCATION OF PURCHASE PRICE

       (a) Seller shall be responsible for and shall pay, or cause its subsidiaries to pay, all sales, use, transfer, stamp duty, recording, value added, business consumption and other similar taxes and fees, including, without limitation, all bulk sales taxes, in each case including interest, penalties or additions attributable thereto ("TRANSFER TAXES"), arising out of or in connection with the transactions contemplated by this Agreement and the Non-U.S. Agreements; PROVIDED, HOWEVER, that to the extent that any member of the Buyer Group can obtain a refund, credit or other offset or benefit with respect to such Transfer Taxes, Buyer Group shall diligently and in good faith pursue such refund, credit or other offset of the Transfer Tax so paid with the appropriate taxing authority and shall pay over to Seller the amount of any Transfer Tax so refunded, credited or otherwise offset within ten (10) business days of receiving such refund, credit or offset. The party that has the primary responsibility under applicable law for the payment of any particular Transfer Tax shall prepare and file the relevant Tax Return, pay the Transfer Taxes shown on such Tax Return, notify the other party in writing of the Transfer Taxes shown on such Tax Return and how such Transfer Taxes were calculated and provide a copy of such Tax Return and proof of payment, and if the filing party is a member of Buyer Group, Seller shall reimburse such member of Buyer Group for the amount of such Transfer Taxes paid by Buyer in immediately available funds within 10 days of receipt of such notice. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any Transfer Taxes. Buyer Group shall disclose to Seller the status of any claim for refund, credit or other offset, and Seller shall have the right, to the extent permitted by law, to fully participate in the procedure with respect to any such claim.

       (b) Seller and Buyer shall cooperate in good faith to allocate the Closing Cash Purchase Price and the value of the Parent Stock, the Note and Assumed Liabilities, each to the extent properly taken into account under
Section 1060 of the Code and the regulations promulgated thereunder, among the Assets being sold hereunder (the "ALLOCATION") within fifteen days of execution of this Agreement. In the event that Seller and Buyer are unable to agree upon the Allocation, they shall hire an Independent Accounting Firm, mutually acceptable to each, to perform such Allocation, whose findings shall be binding upon each of Seller and Buyer. The costs of such Independent Accounting Firm shall be shared equally by Seller and Buyer.

       (c) Promptly after the Final Statement shall be agreed and accepted among the parties hereto, Buyer and Seller shall allocate any adjustment to the Cash Purchase Price or the principal amount of the Note made pursuant to Section
1.8 hereof among the Assets, and such adjustment shall be deemed to amend the Allocation for all purposes. Buyer and Seller shall further allocate any additional amounts paid pursuant to the Earn-Out among the Assets, and any such further allocation shall be deemed to amend the Allocation for all purposes. Any further adjustments made pursuant to this Section 7.6(c) shall be made in accordance with Section 1060 of the Code and the regulations promulgated thereunder.

       (d) Seller and Buyer Group (i) shall be bound by the Allocation, and any amendments thereto, (ii) shall prepare and file all Tax Returns (including, without limitation, Federal Form 8594) and financial statements in a manner consistent with the Allocation, and any amendments thereto, and (iii) shall take no position, and shall cause its affiliates to take no position, inconsistent with the Allocation, or any amendment thereto, on any Tax Return, in any proceeding before any taxing authority or otherwise. In the event that the Allocation, or any amendment thereto, is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify and consult with the other party concerning resolution of such dispute.

       (e) No later than thirty (30) days prior to the filing of their respective Federal Forms 8594 relating to the transactions contemplated by this Agreement, each party shall deliver to the other party a copy of its Federal Form 8594.


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


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1   TERMINATION OF AGREEMENT

       This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

       (a)    by mutual written consent of Seller and Parent;

       (b) by Parent, upon written notice to Seller, if there has been a violation or breach by Seller of any of the agreements, representations or warranties contained in this Agreement which if not cured would cause the conditions set forth in Section 6.3(a) or (b) to not be satisfied; which breach or violation cannot be or has not been cured by the date thirty (30) days after receipt by Seller of notice specifying in reasonable detail the nature of such breach, (it being understood that Parent may not terminate this Agreement pursuant to this subsection (b) if it or Buyer shall have breached any of their respective representations, warranties or covenants hereunder in any material respect);

       (c) by Seller, upon written notice to Parent, if there has been a violation or breach by Parent or Buyer of any of the agreements, representations or warranties contained in this Agreement which if not cured would cause the conditions set forth in Section 6.2(a) or (b) to not be satisfied; which breach or violation cannot be or has not been cured by the date thirty (30) days after receipt by Parent of notice from Seller specifying in reasonable detail the nature of such breach, (it being understood that Seller may not terminate this Agreement pursuant to this subsection (c) if it shall have breached any of its representations, warranties or covenants hereunder in any material respect);

       (d) by either Parent or Seller if the Closing shall not have occurred on or before May 15, 2001 (which date shall be extended to July 15, 2001, if the Closing shall not have occurred as of the result of a failure to satisfy the conditions set forth in Section 6.1(d) (the "END DATE")); PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this subsection (d) shall not be available to (i) Seller, if Seller has breached any of its representations, warranties or covenants hereunder in any material respect and such breach has been the cause or resulted in the failure of the Closing to occur on or before the End Date or (ii) Buyer Group, if Buyer or Parent has breached their respective representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before the End Date;

       (e) by Seller or Parent if any court of competent jurisdiction or other competent governmental authority shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibit the transactions contemplated by this Agreement and such statute, rule, regulation, order, decree or injunction or other action shall have become final and non-appealable.

SECTION 8.2   PROCEDURE FOR AND EFFECT OF TERMINATION

       (a) In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the parties hereto pursuant to Section
8.1 hereof, written notice thereof shall be given by a party so terminating to the other party and this Agreement shall forthwith terminate and be of no further effect, and the transactions contemplated hereby shall be abandoned without further action by Seller or Buyer Group.

       (b) Notwithstanding the foregoing, termination of this Agreement and abandonment of the transactions contemplated hereby by the parties pursuant to
Section 8.1(b) or (c) shall not in any way limit or restrict the rights and remedies of any party hereto against any other party hereto with respect to any willful violation or breach of the representations, warranties, agreements or other provisions of this Agreement prior to termination hereof and Section 5.5,
Section 5.10 and Section 5.12 shall survive termination of this Agreement. In the event of termination of this

Agreement by Parent, Buyer or Seller as provided above in Section 8.1(a), this Agreement shall forthwith become void and there shall be no liability on the part of Buyer Group or Seller (or their respective officers or directors), except based upon obligations set forth in Section 9.1 hereof and in the immediately preceding sentence, and except that Buyer Group shall thereupon promptly return or destroy (and cause its agents and representatives to return or destroy) to Seller all documents (and copies thereof) furnished to Buyer Group by Seller, and Buyer and Parent shall continue to adhere to the Confidentiality Agreement.

SECTION 8.3   AMENDMENT, EXTENSION AND WAIVER

       At any time prior to the Closing Date, the parties hereto may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (d) waive compliance with any of the agreements or conditions contained herein. Except as provided in Section 5.6 or Seller's amendment to Schedule 3.9 of the Disclosure Schedule, this Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 8.4   BUYER TERMINATION FEE

       If the Closing shall not have occurred on or before the End Date to the extent that each and all conditions of Seller and Buyer Group to consummate the transaction contemplated hereby set forth in either Sections 6.1 and 6.3, other than Section 6.1(e), have been satisfied or waived and the condition set forth in Section 6.1(e) is not satisfied for any reason and, as a result thereof, the Agreement is terminated by either Parent or Seller, then Buyer Group shall promptly pay to Seller by wire transfer to such bank account(s) specified by Seller in Section 1.2(a)(i) or such other bank account as specified by Seller, in immediately available United States funds, U.S. $750,000.

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1   FEES AND EXPENSES

       Whether or not the transactions contemplated herein are consummated pursuant hereto, except as otherwise provided herein, each of Seller, on the one hand, and Buyer Group, on the other hand, shall pay all fees and expenses incurred by, or on behalf of, such party in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby. Each of Seller, on the one hand, and Buyer Group, on the other hand, shall indemnify and hold harmless the other party from and against any and all claims or liabilities for financial advisory and finders' fees incurred by reason of any action taken by such party or otherwise arising out of the transactions contemplated by this Agreement by any person claiming to have been engaged by such party.

SECTION 9.2   FURTHER ASSURANCES; GUARANTEE

       (a) From time to time after the Closing Date, at the request of either party hereto and at the expense of the party so requesting, each of the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

       (b) Each of Seller and Parent hereby guarantees the timely performance by any subsidiary or affiliate of Seller and Parent, respectively, of all obligations of Seller and Buyer Group hereunder, respectively, including without limitation, the execution and performance of their respective obligations under this Agreement and the Ancillary Agreements.

SECTION 9.3   NOTICES

       All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) internationally recognized overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

       (a)    If to Buyer Group to:

              ESC Medical Systems Ltd.
              P.O. Box 240
              Yokneam, Israel 20692
              Fax: +972-4-959-9050
              Attention: General Counsel

              with a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              Four Times Square
              New York, New York 10036
              Fax No.: (212) 735-2000
              Attention: David J. Friedman

       (b)    If to Seller to:

              Coherent, Inc.
              5100 Patrick Henry Drive
              Santa Clara, California 95054
              Fax: (408) 970-9998
              Attention: General Counsel

              with copies to:

              Wilson Sonsini Goodrich & Rosati
              650 Page Mill Road
              Palo Alto, California 94304-1050
              Fax: (650) 493-6811
              Attention: Larry W. Sonsini
                         Martin W. Korman
                         Selwyn Goldberg

       All such notices, requests, demands, waivers and communications shall be deemed received (i) in the case of personal delivery, upon actual receipt thereof by the addressee, (ii) in the case of overnight delivery, on the day following delivery to the nationally-recognized overnight delivery service,
(iii) in the case of mail, upon receipt of the return receipt, or (iv) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

SECTION 9.4   SEVERABILITY

       Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

SECTION 9.5   BINDING EFFECT; ASSIGNMENT

       This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto, provided, however, that Buyer Group may (a) assign any or all of its rights and interests hereunder and under the Ancillary Agreements to one or more of its lenders as collateral security, and
(b) designate one or more of its affiliates to perform its obligations hereunder.

SECTION 9.6   NO THIRD PARTY BENEFICIARIES

       This Agreement is solely for the benefit of Seller, and its successors and permitted assigns, with respect to the obligations of Buyer and Parent under this Agreement, and for the benefit of Buyer and Parent, and their respective successors and permitted assigns, with respect to the obligations of Seller under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim liability, reimbursement, cause of action or other right.

SECTION 9.7   DEFINITIONS AND INTERPRETATION

       (a) As used in this Agreement, "BUSINESS" means the business conducted by Seller's Medical Group (the "Division"), including, without limitation, (i) Seller's medical laser systems and medical light-based systems business as conducted by the Division, (ii) the design, development, manufacture, marketing, selling, maintenance and support of components, accessories and subsystems therefor which are manufactured by the Division, and (iii) the assembly, marketing, selling, maintenance and support (but not the manufacture) of components, accessories and subsystems therefor purchased by the Division from Seller's other divisions or from third parties. In any case, the Business shall not include the Retained Business.

       (b) As used in this Agreement, "RETAINED BUSINESS" means the business conducted by Seller's other divisions, including, without limitation, (i) the design, development, manufacture, marketing, selling, maintenance and support of any components, accessories and subsystems supplied to the Division by any other division of Seller or to be supplied to Buyer under the Supply Agreement (other than the assembly, marketing, resale, maintenance and support by the Division of components, accessories and subsystems purchased by the Division from Seller's other divisions), (ii) the design, development, manufacture, assembly, marketing, selling, maintenance and support of fibers and diode stacks manufactured by other divisions of Seller, (iii) the marketing, resale, maintenance and support of fibers manufactured by the Division for other divisions of Seller, and (iv) manufacturing processes performed by other divisions of the Seller even if performed on components provided by the Division.

       (c) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

       (d) As used in this Agreement, an "AFFILIATE" of, or a person "AFFILIATED" with, a specified person, is a person directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; provided that, without prejudice to Section 5.21, with respect to Seller, Lambda Physik AG shall not be deemed included in the term "affiliate" or "affiliated."

       (e) As used in this Agreement, a "GOVERNMENTAL AUTHORITY" shall mean any governmental or regulatory authority, domestic or foreign.

       (f) As used in this Agreement, the term "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

       (g) As used in this Agreement, the term "KNOWLEDGE" shall mean with respect to a corporation, the actual knowledge of the persons listed on Schedule 9.7(e) of the Disclosure Schedule(1).

       (h) As used in this Agreement, the term "SUBSIDIARY" shall mean with respect to the referenced entity, any other entity (i) of which fifty (50) percent or more of either the equity interests in, or the voting control of, such entity is, directly or indirectly, beneficially owned by the referenced entity, (ii) of which the referenced entity has the ability to (A) elect fifty
(50) percent or more of the directors or members of the governing board of such entity or (B) appoint either the general partner of a general partnership or limited partnership or the managing member of a limited liability company or
(iii) that the referenced entity otherwise controls; PROVIDED, HOWEVER, that with respect to Seller, "subsidiary" shall refer only to those entities that are primarily related to the Business; and provided, further, however, that, without prejudice to Section 5.21, with respect to Seller, Lambda Physik AG shall not be deemed included in the term "subsidiary."

SECTION 9.8   JURISDICTION AND CONSENT TO SERVICE

       Each of Seller, Buyer and Parent (a) agrees that any suit, action or proceeding arising out of or relating to this Agreement shall be brought in the state or federal courts of California or New York; (b) consents to the non-exclusive (as between the courts in California and New York) jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (c) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court; and (d) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process.

SECTION 9.9   ENTIRE AGREEMENT

       This Agreement, the Confidentiality Agreement, the Disclosure Schedules, the Buyer Disclosure Schedules and the Ancillary Agreements and the exhibits and other writings referred to herein or therein or delivered pursuant hereto or thereto that form a part hereof or thereof constitute the entire agreement among the parties with respect to their subject matter and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to their subject matter (including the memorandum of understanding); PROVIDED, HOWEVER, that if there shall be any inconsistency between this Agreement and any of the Non-U.S. Agreements, this Agreement shall govern.

SECTION 9.10  DESCRIPTIVE HEADINGS

       The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.


________________________________
(1) Subject to review of list by Buyer Group.

SECTION 9.11  GOVERNING LAW

       This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

SECTION 9.12  COUNTERPARTS

       This Agreement may be executed simultaneously in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

SECTION 9.13  SPECIFIC PERFORMANCE

       The parties hereto agree that if the provisions contained in Section 5.9,
Section 5.10, Section 5.11, Section 5.12, Section 5.13 and Section 5.18 were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms thereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, in addition to any other remedy at law or equity.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                          ESC MEDICAL SYSTEMS LTD.


                                          By: /s/ YACHA SUTTON
                                              ----------------------------------
                                              Name: Yacha Sutton
                                              Title: CEO



                                          ENERGY SYSTEMS HOLDINGS INC.


                                          By: /s/ YACHA SUTTON
                                              ----------------------------------
                                              Name: Yacha Sutton
                                              Title: Director



                                          COHERENT, INC.


                                          By: /s/ BERNARD COUILLAUD
                                              ----------------------------------
                                              Name: Bernard Couillaud
                                              Title: President and Chief
                                                     Executive Officer